                                                                     Exhibit 4.2

                         PROVIDENT FINANCIAL GROUP, INC.


                               THE PROVIDENT BANK


                            PFGI CAPITAL CORPORATION


                                       AND


                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION


                       as Forward Purchase Contract Agent


                               ------------------


                       FORWARD PURCHASE CONTRACT AGREEMENT


                               ------------------


                            Dated as of June 12, 2002

                                TABLE OF CONTENTS


                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.      DEFINITIONS..................................................5
SECTION 1.2.      COMPLIANCE CERTIFICATES AND OPINIONS........................16
SECTION 1.3.      FORM OF DOCUMENTS DELIVERED TO AGENT........................16
SECTION 1.4.      ACTS OF HOLDERS; RECORD DATES...............................17
SECTION 1.5.      NOTICES.....................................................18
SECTION 1.6.      NOTICE TO HOLDERS; WAIVER...................................19
SECTION 1.7.      EFFECT OF HEADINGS AND TABLE OF CONTENTS....................19
SECTION 1.8.      SUCCESSORS AND ASSIGNS......................................19
SECTION 1.9.      SEPARABILITY CLAUSE.........................................19
SECTION 1.10.     BENEFITS OF AGREEMENT.......................................20
SECTION 1.11.     GOVERNING LAW...............................................20
SECTION 1.12.     LEGAL HOLIDAYS..............................................20
SECTION 1.13.     COUNTERPARTS................................................20
SECTION 1.14.     INSPECTION OF AGREEMENT.....................................20
SECTION 1.15.     APPOINTMENT OF FINANCIAL INSTITUTION AS AGENT
                  FOR THE CO-ISSUERS..........................................21
SECTION 1.16      NO WAIVER...................................................21

                                   ARTICLE II

                                CERTIFICATE FORMS

SECTION 2.1.      FORMS OF CERTIFICATES GENERALLY.............................21
SECTION 2.2.      FORM OF AGENT'S CERTIFICATE OF AUTHENTICATION...............21

                                   ARTICLE III

                                 THE SECURITIES

SECTION 3.1.      AMOUNT; FORM AND DENOMINATIONS..............................22
SECTION 3.2.      RIGHTS AND OBLIGATIONS EVIDENCED BY THE CERTIFICATES........22
SECTION 3.3.      AUTHENTICATION, EXECUTION, DELIVERY AND DATING..............23
SECTION 3.4.      TEMPORARY CERTIFICATES......................................24
SECTION 3.5.      REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.........24
SECTION 3.6.      BOOK-ENTRY INTERESTS........................................26
SECTION 3.7.      NOTICES TO HOLDERS..........................................26
SECTION 3.8.      APPOINTMENT OF SUCCESSOR DEPOSITARY.........................26
SECTION 3.9.      DEFINITIVE CERTIFICATES.....................................26
SECTION 3.10.     MUTILATED, DESTROYED, LOST AND STOLEN CERTIFICATES..........27
SECTION 3.11.     PERSONS DEEMED OWNERS.......................................28
SECTION 3.12.     CANCELLATION................................................29
SECTION 3.13.     ESTABLISHMENT OF GROWTH PRIDES..............................29
SECTION 3.14.     REESTABLISHMENT OF INCOME PRIDES............................31

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

SECTION 3.15.     TRANSFER OF COLLATERAL UPON OCCURRENCE OF TERMINATION EVENT.33
SECTION 3.16.     CUSIP NUMBERS...............................................33
SECTION 3.17.     NO CONSENT TO ASSUMPTION....................................34

                                   ARTICLE IV

          THE PREFERRED STOCK AND APPLICABLE OWNERSHIP INTEREST OF THT

SECTION 4.1.      DIVIDENDS AND OTHER PAYMENTS; RIGHTS TO PAYMENTS PRESERVED;
                  RATE RESET; NOTICE..........................................34
SECTION 4.2.      NOTICE AND VOTING...........................................35
SECTION 4.3.      SPECIAL EVENT REDEMPTION....................................36

                                    ARTICLE V

                         THE FORWARD PURCHASE CONTRACTS

SECTION 5.1.      PURCHASE OF SHARES OF COMMON STOCK..........................36
SECTION 5.2.      REMARKETING.................................................39
SECTION 5.3.      PAYMENT OF PURCHASE PRICE...................................40
SECTION 5.4.      ISSUANCE OF SHARES OF COMMON STOCK..........................43
SECTION 5.5.      ADJUSTMENT OF SETTLEMENT RATE...............................44
SECTION 5.6.      NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS..............51
SECTION 5.7.      TERMINATION EVENT; NOTICE...................................52
SECTION 5.8.      EARLY SETTLEMENT............................................52
SECTION 5.9.      EARLY SETTLEMENT UPON MERGER................................54
SECTION 5.10.     NO FRACTIONAL SHARES........................................54
SECTION 5.11.     CHARGES AND TAXES...........................................55
SECTION 5.12.     CONTRACT ADJUSTMENT PAYMENTS................................55
SECTION 5.13.     DEFERRAL OF CONTRACT ADJUSTMENT PAYMENTS....................60

                                   ARTICLE VI

                                    REMEDIES

SECTION 6.1.      UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE CONTRACT ADJUSTMENT
                  OF COMMON STOCK.............................................61
SECTION 6.2.      RESTORATION OF RIGHTS AND REMEDIES..........................62
SECTION 6.3.      RIGHTS AND REMEDIES CUMULATIVE..............................62
SECTION 6.4.      DELAY OR OMISSION NOT WAIVER................................62
SECTION 6.5.      UNDERTAKING FOR COSTS.......................................62
SECTION 6.6.      WAIVER OF STAY OR EXTENSION LAWS............................63

                                   ARTICLE VII

                                    THE AGENT

SECTION 7.1.      CERTAIN DUTIES AND RESPONSIBILITIES.........................63
SECTION 7.2.      NOTICE OF DEFAULT...........................................64

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

SECTION 7.3.      CERTAIN RIGHTS OF AGENT.....................................64
SECTION 7.4.      NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES......66
SECTION 7.5.      MAY HOLD SECURITIES.........................................66
SECTION 7.6.      MONEY HELD IN CUSTODY.......................................66
SECTION 7.7.      COMPENSATION AND REIMBURSEMENT..............................66
SECTION 7.8.      CORPORATE AGENT REQUIRED; ELIGIBILITY.......................67
SECTION 7.9.      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR...........67
SECTION 7.10.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR......................68
SECTION 7.11.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.69
SECTION 7.12.     PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS......69
SECTION 7.13.     NO OBLIGATIONS OF AGENT.....................................69
SECTION 7.14.     TAX COMPLIANCE..............................................70

                                  ARTICLE VIII

                             SUPPLEMENTAL AGREEMENTS

SECTION 8.1.      SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF HOLDERS..........70
SECTION 8.2.      SUPPLEMENTAL AGREEMENTS WITH CONSENT OF HOLDERS.............71
SECTION 8.3.      EXECUTION OF SUPPLEMENTAL AGREEMENTS........................72
SECTION 8.4.      EFFECT OF SUPPLEMENTAL AGREEMENTS...........................72
SECTION 8.5.      REFERENCE TO SUPPLEMENTAL AGREEMENTS........................72

                                   ARTICLE IX

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 9.1.      COVENANT NOT TO CONSOLIDATE, MERGE, CONVEY, TRANSFER OR LEASE
                  PROPERTY EXCEPT UNDER CERTAIN CONDITIONS....................72
SECTION 9.2.      RIGHTS AND DUTIES OF SUCCESSOR CORPORATION..................73
SECTION 9.3.      OFFICERS' CERTIFICATE AND OPINION OF COUNSEL GIVEN TO THE
                  AGENT.......................................................73

                                    ARTICLE X

                                    COVENANTS

SECTION 10.1.     PERFORMANCE UNDER FORWARD PURCHASE CONTRACTS................74
SECTION 10.2.     MAINTENANCE OF OFFICE OR AGENCY.............................74
SECTION 10.3.     COMPANY TO RESERVE COMMON STOCK.............................74
SECTION 10.4.     COVENANTS AS TO COMMON STOCK................................75
SECTION 10.5.     STATEMENTS OF OFFICERS OF THE CO-ISSUERS AS TO DEFAULT......75
SECTION 10.6.     ERISA.......................................................75
SECTION 10.7.     TAX TREATMENT...............................................75

EXHIBIT A         Form of Income PRIDES Certificate

EXHIBIT B         Form of Growth PRIDES Certificate

EXHIBIT C         Instruction to Forward Purchase Contract Agent

EXHIBIT D         Instruction to Collateral Agent

EXHIBIT E         Notice to Settle with Separate Cash

EXHIBIT F         Notice from Forward Purchase Contract Agent to Holders

         FORWARD PURCHASE CONTRACT AGREEMENT, dated as of June 12, 2002, by and among Provident Financial Group, Inc., a corporation duly organized and existing under the laws of the State of Ohio (the "Company"), The Provident Bank, an Ohio state-chartered member of the Federal Reserve System (the "Bank"), PFGI Capital Corporation, a corporation organized under the laws of the State of Maryland (the "REIT;" the Company together with the REIT or, upon the occurrence of an Automatic Exchange (as defined herein), the Bank, the "Co-Issuers"), and J.P. Morgan Trust Company, National Association, a banking corporation organized and existing under the laws of the United States, not individually but solely in its capacity as Forward Purchase Contract Agent for the Holders of Securities from time to time (the "Agent").


                                    RECITALS

         WHEREAS, the Company, the REIT and the Bank have duly authorized the execution and delivery of this Agreement and the Company and the REIT have duly authorized the Certificates evidencing the Securities; and

         WHEREAS, all things necessary to make the Forward Purchase Contracts, when the Certificates are executed by the REIT and the Bank and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of Company, the REIT and the Bank, and to constitute this Agreement a valid agreement of Company, the REIT and the Bank, in accordance with its terms, have been done;

                                   WITNESSETH:

         NOW THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                    ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.      Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and nouns and pronouns of the masculine gender include the feminine and neuter genders;

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

         (d) the following terms have the meanings given to them in this Section 1.1(d).

         "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

         "Adjusted Exchange Property" has the meaning specified in Section 5.5(b)(1).

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

         "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Exchange Property Market Value" has the meaning specified in Section 5.5(b)(1).

         "Applicable Market Value" has the meaning specified in Section 5.1.

         "Applicable Ownership Interest" means, with respect to an Income PRIDES and the Treasury Securities in the Treasury Portfolio, (A) a 1/40th undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a Treasury Security included in such Treasury Portfolio which matures on or prior to August 15, 2005, and (B) for each scheduled Dividend distribution date on the Preferred Stock that occurs after the Special Event Redemption Date and on or before August 17, 2005, a [ ]% undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a Treasury Security included in the Treasury Portfolio that matures prior to such Dividend distribution date.

         "Authorized Newspaper" means a daily newspaper, in the English language, customarily published on each day that is a Business Day in The City of New York, whether or not published on days that are legal holidays, and of general circulation in The City of New York. The Authorized Newspaper for the purposes of the Reset Announcement Date and the notice of a Failed Remarketing, is currently anticipated to be The Wall Street Journal (NYC edition).

         "Automatic Exchange" means the automatic exchange of each share of REIT Preferred Stock for one newly issued share of Bank Preferred Stock in the event that: (a) the Bank becomes less than "adequately capitalized" according to regulations established by the Federal Reserve Board pursuant to the Federal Deposit Insurance Corporation Investment Act; (b) the Bank is placed into conservatorship or receivership; (c) the Federal Reserve Board directs such exchange in writing, in its sole discretion, and, even if the Bank is not less than "adequately capitalized," the Federal Reserve Board anticipates the Bank becoming less than "adequately capitalized" in the near term; or (d) the Federal Reserve Board, in its sole discretion, directs such exchange in writing in the event that the Bank has a Tier 1 risk-based capital of less than 5.0%.

         "Bank" means The Provident Bank, an Ohio state-chartered member bank of the Federal Reserve System, or its successor.

         "Bank Preferred Stock" means the Series A preferred stock of the Bank, received for issuance by the Bank upon the occurrence of an Automatic Exchange.

         "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

         "Base Exchange Property" has the meaning specified in Section
5.5(b)(1).

         "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Board of Directors" means the board of directors of one or both of the Co-Issuers, as the context requires, or a duly authorized committee of that board.

         "Board Resolution" means one or more resolutions of the applicable Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the applicable Co-Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

         "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are authorized or obligated by any law or executive order to be closed.

         "Cash Merger" has the meaning set forth in Section 5.5(b)(2).

         "Cash Settlement" has the meaning set forth in Section 5.3(a)(i).

         "Certificate" means an Income PRIDES Certificate or a Growth PRIDES Certificate.

         "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Securities.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Price" has the meaning specified in Section 5.1(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Co-Issuer Order" or "Co-Issuer Request" means a written order or request signed in the name of each Co-Issuer, respectively by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Secretary or any Vice President (or other officer performing similar functions) of each such Co-Issuer and delivered to the Agent.

         "Collateral" has the meaning specified in Section 2.1 of the Pledge Agreement.

         "Collateral Account" has the meaning set forth in Section 1.1 of the Pledge Agreement.

         "Collateral Agent" means J.P. Morgan Trust Company, National Association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

         "Collateral Substitution" has the meaning specified in Section 3.13
(a).

         "Common Stock" means the common stock, no par value, of the Company.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

         "Constituent Person" has the meaning specified in Section 5.5(b)(1).

         "Contract Adjustment Payment" means an unsecured quarterly cash payment in respect of each Forward Purchase Contract payable by the Company to each Holder of Income PRIDES or Growth PRIDES, as the case may be, on each Payment Date at the rate of [ ]% of the Stated Amount per annum.

         "Corporate Trust Office" means the principal corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at J.P. Morgan Trust Company, National Association, Chase Financial Tower, Suite 220, 250 West Huron Road, Cleveland, Ohio 44113 Attention: Institutional Trust Services.

         "Current Market Price" has the meaning specified in Section 5.5(a)(8).

         "Depositary" means, initially, DTC until another Clearing Agency becomes its successor.

         "Dividend" means each quarterly non-cumulative payment on the related Preferred Stock payable by the REIT or the Bank, as the case may be, on each Payment Date at a rate of [ ]% of the Liquidation Preference of the Preferred Stock per annum (subject to the resetting of such rate as provided by Section 4.1(d)).

         "DTC" means The Depository Trust Company, the initial Clearing Agency.

         "Early Settlement" has the meaning specified in Section 5.8(a).

         "Early Settlement Amount" has the meaning specified in Section 5.8(b).

         "Early Settlement Date" has the meaning specified in Section 5.8(c).

         "Early Settlement Rate" has the meaning specified in Section 5.8(d).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "Expiration Date" has the meaning specified in Section 1.4(f).

         "Expiration Time" has the meaning specified in Section 5.5(a)(6).

         "Failed Remarketing" has the meaning specified in Section 5.2(f).

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

         "Forward Purchase Contract" when used with respect to any Security, means the contract forming a part of such Security and obligating the Company to sell, and the Holder of such Security to purchase, Common Stock on the terms and subject to the conditions set forth in Article V hereof.

         "Forward Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

         "Forward Purchase Contract Settlement Date" means August 17, 2005.

         "Forward Purchase Contract Settlement Fund" has the meaning specified in Section 5.4 (a).

         "Global Certificate" means a Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

         "Growth PRIDES" means the collective rights and obligations of a holder of a Growth PRIDES Certificate in respect of a 1/40th undivided beneficial interest in a Treasury Security, subject to the Pledge thereof, and the related Forward Purchase Contract.

         "Growth PRIDES Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Growth PRIDES specified on such certificate.

         "Holder" when used with respect to a Security, means the Person in whose name the Security evidenced by an Income PRIDES Certificate and/or a Growth PRIDES Certificate is registered in the Security Register.

         "Income PRIDES" means the collective rights and obligations of a Holder of an Income PRIDES Certificate in respect of the applicable shares of Preferred Stock or an appropriate

Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in each case, subject to the Pledge thereof, and the related Forward Purchase Contract provided, however, that the appropriate Applicable Ownership Interests (as specified in clause (B) of the definition of such term) of the Portfolio Interests shall not be subjec tto the Pledge.

         "Income PRIDES Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Income PRIDES specified on such certificate.

         "Investment Company Act Event" means the receipt by the REIT of an Opinion of Counsel, rendered by a law firm experienced in such matters, which states that there is more than an insubstantial risk that the REIT is or will be considered an "investment company" that is required to be registered under the Investment Company Act, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority.

         "Liquidation Preference" means with respect to the Preferred Stock, $25 per share.

         "Nasdaq" has the meaning specified in Section 5.1(a).

         "Non-electing share" has the meaning specified in Section 5.5(b)(1).

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Secretary or any Vice President (or other officer performing similar functions) of one or both Co-Issuers, as the context requires, and delivered to the Agent.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to either Co-Issuer or an Affiliate of either Co-Issuer, and delivered to the Agent.

         "Outstanding Securities" with respect to any Income PRIDES or Growth PRIDES, means, as of the date of determination, all Income PRIDES or Growth PRIDES evidenced by Certificates theretofore executed by the Co-Issuers and authenticated, executed on behalf of the Holders and delivered under this Agreement, except:

                  (i) if a Termination Event has occurred, (A) Growth PRIDES and
         (B) Income PRIDES for which the related Preferred Stock has been theretofore deposited with the Agent in trust for the Holders of such Income PRIDES;

                  (ii) Income PRIDES and Growth PRIDES evidenced by Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                  (iii) Income PRIDES and Growth PRIDES evidenced by Certificates in exchange for or in lieu of which other Certificates have been executed by the Co-Issuers and authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Income PRIDES or Growth PRIDES evidenced by such Certificate are valid obligations of the Co-Issuers;

provided, however, that in determining whether the Holders of the requisite number of the Income PRIDES or Growth PRIDES have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Income PRIDES or Growth PRIDES owned by either Co-Issuer or any Affiliate of either Co-Issuer shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Income PRIDES or Growth PRIDES which a Responsible Officer of the Agent actually knows to be so owned shall be so disregarded. Income PRIDES or Growth PRIDES so owned which have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Income PRIDES or Growth PRIDES and that the pledgee is not one of the Co-Issuers or any Affiliate of either Co-Issuer.

         "Payment Date" means each February 17, May 17, August 17 and November 17, commencing November 17, 2002.

         "Permitted Investments" has the meaning set forth in Section 1.1 of the Pledge Agreement.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means (i) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) any plan described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (iii) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities or otherwise and (iv) and employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) which are not subject to the restrictions or requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

         "Pledge" has the meaning as set forth in Section 2.1 of the Pledge Agreement.

         "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Forward Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

         "Predecessor Certificate" means a Predecessor Income PRIDES Certificate or a Predecessor Growth PRIDES Certificate.

         "Predecessor Growth PRIDES Certificate" of any particular Growth PRIDES Certificate means every previous Growth PRIDES Certificate evidencing all or a portion of the rights and obligations of the Co-Issuers and the Holder under the Growth PRIDES evidenced thereby; and, for the purposes of this definition, any Growth PRIDES Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Growth PRIDES Certificate shall be deemed to evidence the same rights and obligations of the Co-Issuers and the Holder as the mutilated, destroyed, lost or stolen Growth PRIDES Certificate.

         "Predecessor Income PRIDES Certificate" of any particular Income PRIDES Certificate means every previous Income PRIDES Certificate evidencing all or a portion of the rights and obligations of the Co-Issuers and the Holder under the Income PRIDES evidenced thereby; and, for the purposes of this definition, any Income PRIDES Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Income PRIDES Certificate shall be deemed to evidence the same rights and obligations of the Co-Issuers and the Holder as the mutilated, destroyed, lost or stolen Income PRIDES Certificate.

         "Preferred Stock" means the REIT Preferred Stock or, upon the occurrence of an Automatic Exchange, the Bank Preferred Stock.

         "Proceeds" has the meaning set forth in Section 1.1 of the Pledge Agreement.

         "Purchase Price" has the meaning specified in Section 5.1(a).

         "Purchased Shares" has the meaning specified in Section 5.5(a)(6).

         "Quotation Agent" means Merrill Lynch Government Securities, Incorporated or any of its successors or any other primary U.S. government securities dealer in New York City selected by the Co-Issuers.

         "Record Date" means with respect to any distribution payable in respect of the Preferred Stock, the Forward Purchase Contract or the Applicable Ownership Interest of the Treasury Portfolio payable on any Payment Date the first calendar day of the month (whether or not a Business Day) in which such Payment Date occurs.

         "Redemption Amount" means for each share of REIT Preferred Stock (a) in the case of a Special Event Redemption occurring on or prior to the Forward Purchase Contract Settlement Date, the product of the Liquidation Preference of such share of Preferred Stock and a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the aggregate Liquidation Preference of the shares of Preferred Stock included in Income PRIDES on such Special Event Redemption Date, and (b) in the case of a Special Event Redemption Date occurring after the Forward Purchase Contract Settlement Date, the Liquidation Preference of such share of REIT Preferred Stock.

         "Redemption Price" means the redemption price per share of Preferred Stock equal to the Redemption Amount plus any authorized, declared and unpaid Dividends to the date of redemption.

         "Reference Price" has the meaning specified in Section 5.1(a)(2).

         "Regulatory Event" means the receipt by the REIT of an opinion of counsel, rendered by a law firm experienced in such matters, which states that there is more than an insubstantial risk that the REIT Series A preferred stock will no longer constitute Tier 1 capital of Provident Bank for purposes of the capital adequacy guidelines or policies of the Federal Reserve Board, or its successor as Provident Bank's primary federal banking regulator, as a result of (a) any amendments to, clarification of, or change in applicable laws or related regulations or official interpretations or policies, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations.

         "REIT" means PFGI Capital Corporation, a corporation organized under the laws of the State of Maryland, or its successors.

         "REIT Preferred Stock" means Series A Non-Cumulative Preferred Stock of the REIT with a Liquidation Preference of $25 per share.

         "Remarketing" has the meaning specified in Section 5.2(a).

         "Remarketing Agent" has the meaning specified in Section 5.2(a).

         "Remarketing Agreement" means the Remarketing Agreement, dated as of the date hereof, by and among the Company, the Bank, the REIT, the Remarketing Agent and the Agent.

         "Remarketing Date" means the fifth Business Day immediately preceding the Forward Purchase Contract Settlement Date.

         "Remarketing Fee" has the meaning specified in Section 5.2(e).

         "Remarketing Underwriting Agreement" means the Remarketing Underwriting Agreement attached as Exhibit A to the Remarketing Agreement.

         "Reorganization Event" has the meaning specified in Section 5.5(b)(1).

         "Reset Agent" means a nationally recognized investment banking firm chosen by the Co-Issuers to determine the Reset Dividend Rate.

         "Reset Dividend Announcement Date" means, in the case of the Reset Dividend Rate to be determined on the Remarketing Date, the tenth Business Day immediately preceding the Forward Purchase Contract Settlement Date.

         "Reset Dividend Rate" means the Dividend rate per annum (to be determined by the Reset Agent) that the REIT Preferred Stock should bear for the REIT Preferred Stock included in an Income PRIDES to have a market value on the Remarketing Date of 100.5% of the aggregate Liquidation Preference of the REIT Preferred Stock.

         "Responsible Officer" when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer this Agreement.

         "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

         "Security" means an Income PRIDES or a Growth PRIDES.

         "Security Register" and "Security Registrar" have the respective meanings set forth in Section 3.5(a).

         "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

         "Settlement Rate" has the meaning specified in Section 5.1.

         "Similar Laws" means any federal, state, local, non-US or other laws or regulations that are substantially similar to the provisions of ERISA or Section 4975 of the Code.

         "Special Event Redemption" means, if a Tax Event, Investment Company Act Event or Regulatory Event shall occur and be continuing, the redemption of the Preferred Stock, at the option of the REIT, in whole but not in part, on not less than 30 days, nor more than 60 days', written notice.

         "Special Event Redemption Date" means the date (if any) upon which a Special Event Redemption occurs.

         "Stated Amount" means $25 per Forward Purchase Contract.

         "Successful Remarketing" has the meaning specified in Section 5.2(e).

         "Tax Event" means the receipt by the REIT of an Opinion of Counsel rendered by a law firm experienced in such matters in form and substance satisfactory to the REIT, to the effect that there is more than an insubstantial risk that Dividends paid or to be paid by the REIT with respect to its capital stock are not or will not be fully deductible by the REIT for United States federal income tax purposes or that the REIT is or will be subject to additional taxes, duties, or other governmental charges, in an amount the REIT reasonably determines to be significant as a result of (a) any amendment to, clarification of, or change in, the laws, treaties, or related regulations of the United States or any of its political subdivisions or their taxing authorities affecting taxation, or (b) any judicial decision, official administrative pronouncement, published or private ruling, technical advice memorandum, Chief Counsel Advice, as such term is defined in the Internal Revenue Code, regulatory procedure, notice, or official announcement, collectively referred to as Administrative Actions, which amendment, clarification, or change is effective, or such official pronouncement or decision is announced, on or after the date of issuance of shares of REIT Series A preferred stock.

         "Termination Date" means the date, if any, on which a Termination Event occurs.

         "Termination Event" means the occurrence of any of the following events: (i) at any time on or prior to the Forward Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company under the Bankruptcy Code or any other similar applicable Federal or state law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Forward Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days, or (ii) a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Forward Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days, or (iii) at any time on or prior to the Forward Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         "Threshold Appreciation Price" has the meaning specified in Section 5.1(a)(1).

         "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

         "Trading Day" has the meaning specified in Section 5.1(a).

         "Treasury Portfolio" means a portfolio of zero-coupon U.S. Treasury securities consisting of: (A) principal or interest strips of U.S. Treasury securities that mature on or prior to August 15, 2005 in an aggregate amount equal to the Liquidation Preference of the Preferred Stock included in the Income PRIDES; and (B) with respect to each scheduled Dividend payment date on the Preferred Stock that occurs after the Special Event Redemption Date and on or before August 17, 2005, interest or principal strips of U.S. Treasury securities that mature on or prior to that Dividend payment date in an aggregate amount equal to the Dividend that would be due on such date on the aggregate Liquidation Preference of the Preferred Stock included in the Income PRIDES assuming no Special Event Redemption and no reset pursuant to a Successful Remarketing.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Special Event Redemption Date.

         "Treasury Security" means a zero coupon U.S. Treasury security with a principal amount at maturity equal to $1,000.

         "Underwriting Agreement" means the Underwriting Agreement, dated June 6, 2002, by and among the Company, the Bank, the REIT and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several Underwriters named in Schedule B thereto.

         "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

Section 1.2.      Compliance Certificates and Opinions.

         (a) Except as otherwise expressly provided by this Agreement, upon any application or request by the Co-Issuers to the Agent to take any action under any provision of this Agreement, the Co-Issuers shall each furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

               (1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 1.3.      Form of Documents Delivered to Agent.

         (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Any certificate or opinion of an officer of a Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of a Co-Issuer stating that the information with respect to such factual matters is in the possession of such Co-Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.4.      Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Co-Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Co-Issuers, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

         (c) The ownership of Securities shall be proved by the Securities Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (e) The Co-Issuers may set any date as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Income PRIDES or Outstanding Growth PRIDES, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Income PRIDES or the Growth PRIDES, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing contained in this paragraph shall be construed to prevent the Co-Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Co-Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 1.6.

         (f) With respect to any record date set pursuant to this Section, the Co-Issuers may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.6, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Co-Issuers shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to their right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.5.      Notices.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

                  (1) the Agent by any Holder or by the Co-Issuers shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Agent at J.P. Morgan Trust Company, National Association, Chase Financial Tower, Suite 220, 250 West Huron Road, Cleveland, Ohio 44113,
         Attention: Institutional Trust Services, with a copy to JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001, Attention:
         Institutional Trust Services, or at any other address previously furnished in writing by the Agent to the Holders and the Co-Issuers; or

                  (2) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at One East Fourth Street, Cincinnati, Ohio 45202, Attention:
         General Counsel, or at any other address previously furnished in writing to the Agent by the Company; or

                  (3) the Bank by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Bank at One East Fourth Street, Cincinnati, Ohio 45202, Attention: General Counsel, or at any other address previously furnished in writing to the Agent by the Bank; or

                  (4) the REIT by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the REIT at One East Fourth Street, Cincinnati, Ohio 45202, Attention: General Counsel, or at any other address previously furnished in writing to the Agent by the REIT; or

                  (5) the Collateral Agent by the Agent, the Co-Issuers or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Collateral Agent at J.P. Morgan Trust Company, National Association, Chase Financial Tower, Suite 220, 250 West Huron Road, Cleveland, Ohio 44113, Attention: Institutional Trust Services, with a copy to JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, or at any other address previously furnished in writing by the Collateral Agent to the Agent, the Co-Issuers and the Holders.

Section 1.6.      Notice to Holders; Waiver.

         (a) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.7.      Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8.      Successors and Assigns.

         All covenants and agreements in this Agreement by the Co-Issuers and the Agent shall bind their respective successors and assigns, whether so expressed or not.

Section 1.9.      Separability Clause.

         In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10.     Benefits of Agreement.

         Nothing contained in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

Section 1.11.     Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 1.12.     Legal Holidays.

         (a) In the case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement, the Income PRIDES Certificates or the Growth PRIDES Certificates), payments or other distributions shall not be paid on such date, but Contract Adjustment Payments or such other distributions shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Co-Issuer or to any Holder in respect of such payment for the period from and after any such Payment Date.

         (b) In any case where the Forward Purchase Contract Settlement Date or any Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement, the Income PRIDES Certificates or the Growth PRIDES Certificates), the Forward Purchase Contracts shall not be performed on such date and Early Settlement shall not be effected on such date, but the Forward Purchase Contracts shall be performed or Early Settlement effected, as applicable, on the next succeeding Business Day with the same force and effect as if performed on the Forward Purchase Contract Settlement Date or Early Settlement Date, as applicable, provided that no interest shall accrue or be payable by the Co-Issuer or to any Holder for the period from and after any such Forward Purchase Contract Settlement Date or Early Settlement Date, as applicable.

Section 1.13.     Counterparts.

         This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.14.     Inspection of Agreement.

         A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

Section 1.15. Appointment of Financial Institution as Agent for the Co-Issuers.

         Each of the Co-Issuers may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Agent and the Holders, under this Agreement and the Forward Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.5 hereof. Any such appointment shall not relieve such Co-Issuer in any way from its obligations hereunder.

Section 1.16      No Waiver.

         No failure on the part of the Co-Issuers, the Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Co-Issuers, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                                   ARTICLE II
                                CERTIFICATE FORMS

Section 2.1.      Forms of Certificates Generally.

         (a) The Certificates (including the form of Forward Purchase Contract forming part of the Securities evidenced thereby) shall be in substantially the form of and containing the legend set forth in Exhibit A hereto (in the case of Certificates evidencing Income PRIDES) or Exhibit B hereto (in the case of Certificates evidencing Growth PRIDES), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Co-Issuers executing such Certificates, as evidenced by their execution of the Certificates.

         (b) The definitive Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Co-Issuers executing such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

Section 2.2.      Form of Agent's Certificate of Authentication.

         The form of the Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the applicable Certificates.

                                   ARTICLE III
                                 THE SECURITIES

Section 3.1.      Amount; Form and Denominations.

         (a) The aggregate number of Income PRIDES evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 6,000,000 (6,900,000 if the Underwriters' overallotment option pursuant to the Underwriting Agreement is exercised in full), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.9, 3.10, 3.13, 3.14, 5.5(b)(2), 5.8 or 8.5. Growth PRIDES will be issued only in the manner described in Section 3.13 hereof.

         (b) The Certificates shall be issuable only in registered form and only in denominations of a single Income PRIDES or Growth PRIDES and any integral multiple thereof.

Section 3.2.      Rights and Obligations Evidenced by the Certificates.

         (a) Each Income PRIDES Certificate shall evidence the number of Income PRIDES specified therein, with each such Income PRIDES representing:

                  (1) the ownership by the Holder thereof of a beneficial interest in Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject to the Pledge of such Preferred Stock or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement; and

                 (2) the rights and obligations of the Holder thereof and the Company under one Forward Purchase Contract.

         The Agent as attorney-in-fact for, and on behalf of, the Holder of each Income PRIDES shall pledge, pursuant to the Pledge Agreement, the Preferred Stock or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, forming a part of such Income PRIDES, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Preferred Stock or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Forward Purchase Contract to purchase shares of Common Stock.

         (b) Each Growth PRIDES Certificate shall evidence the number of Growth PRIDES specified therein, with each such Growth PRIDES representing:

                 (1) the ownership by the Holder thereof of a 1/40th undivided beneficial interest in a Treasury Security (CUSIP No. 912803AG8) maturing on August 15, 2005, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement; and

                 (2) the rights and obligations of the Holder thereof and the Company under one Forward Purchase Contract.

         (c) Prior to the purchase of shares of Common Stock as provided in each Forward Purchase Contract, such Forward Purchase Contracts shall not entitle the Holder of an Income PRIDES Certificate or a Growth PRIDES Certificate to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a stockholder of the Company.

Section 3.3.      Authentication, Execution, Delivery and Dating.

         (a) Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Co-Issuers may deliver Certificates executed by the Co-Issuers to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Co-Issuer Order for authentication of such Certificates, and the Agent in accordance with such Co-Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

         (b) The Certificates shall be executed on behalf of each of the Co-Issuers by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Secretary or any Vice President (or other officer performing similar functions) of each respective Co-Issuer and delivered to the Agent. The signature of any of these officers on the Certificates may be manual or facsimile.

         (c) Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of a Co-Issuer shall bind such Co-Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

         (d) No Forward Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized officer of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Forward Purchase Contracts evidenced by such Certificate.

         (e) Each Certificate shall be dated the date of its authentication.

         (f) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 3.4.      Temporary Certificates.

         (a) Pending the preparation of definitive Certificates (in the event that definitive Certificates are not prepared at the time of the initial issuance of the Securities), the Co-Issuers shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed, or as may, consistently herewith, be determined by the officers of the Co-Issuers executing such Certificates, as evidenced by their execution of the Certificates.

         (b) If temporary Certificates are issued, the Co-Issuers shall cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Co-Issuers and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Co-Issuers shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Securities as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities evidenced thereby as definitive Certificates.

Section 3.5.      Registration; Registration of Transfer and Exchange.

         (a) The Agent shall keep at the Corporate Trust Office a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Income PRIDES Certificates and Growth PRIDES Certificates and of transfers of Income PRIDES Certificates and Growth PRIDES Certificates (the Agent, in such capacity, the "Security Registrar").

         (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Co-Issuers shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Income PRIDES or Growth PRIDES, as the case may be.

         (c) At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Income PRIDES or Growth PRIDES, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Co-Issuers shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

         (d) All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Income PRIDES or Growth PRIDES, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Income PRIDES or Growth PRIDES, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

         (e) Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

         (f) No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Co-Issuers and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.9 and
8.5 not involving any transfer.

         (g) Notwithstanding the foregoing, the Co-Issuers shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or exchange on or after the Business Day immediately preceding the earliest of any Early Settlement Date for such Certificate, the Forward Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall:

                 (i) if the Forward Purchase Contract Settlement Date or Early Settlement Date with respect to such other Certificate has occurred, deliver, or request that the Company deliver, the number of shares of Common Stock issuable in respect of the Forward Purchase Contracts forming a part of the Securities evidenced by such Certificate;

                 (ii) in the case of Income PRIDES, if a Cash Settlement, Early Settlement or a Termination Event shall have occurred prior to the Forward Purchase Contract Settlement Date, transfer, or request the Collateral Agent to transfer, the shares of Preferred Stock evidenced thereby or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be; or

                 (iii) in the case of Growth PRIDES, if a Cash Settlement, Early Settlement or a Termination Event shall have occurred prior to the Forward Purchase Contract Settlement Date, transfer, or request the Collateral Agent to transfer, the Treasury Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V hereof.

Section 3.6.      Book-Entry Interests.

         (a) The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Co-Issuers. The Co-Issuers hereby designate DTC as the initial Depositary. Such Global Certificates shall initially be registered on the books and records of the Co-Issuers in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.9. The Agent shall enter into an agreement with the Depositary in customary form if so requested by the Co-Issuers. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

                 (i) the provisions of this Section 3.6 shall be in full force and effect;

                 (ii) the Co-Issuers shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Forward Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;

                 (iii) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and

                 (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or Depositary Participants.

Section 3.7.      Notices to Holders.

         Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Co-Issuers or the Co-Issuers' agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of the Depositary or the nominee of the Depositary, the Co-Issuers or the Co-Issuers' agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

Section 3.8.      Appointment of Successor Depositary.

         If the Depositary elects to discontinue its services as securities depositary with respect to the Securities, the Co-Issuers may, in their sole discretion, appoint a successor Depositary with respect to the Securities.

Section 3.9.      Definitive Certificates.

         If:

                 (i) the Depositary elects to discontinue its services as securities depositary with respect to the Securities and a successor Depositary is not appointed within 90 days after such discontinuance pursuant to Section 3.8;

                 (ii) the Co-Issuers elect, after consultation with the Agent, to terminate the book-entry system through the Depositary with respect to the Securities; or

                 (iii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Forward Purchase Contracts;

then upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Securities held by the Depositary, accompanied by registration instructions, the Co-Issuers shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Co-Issuers and the Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Securities of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

Section 3.10.     Mutilated, Destroyed, Lost and Stolen Certificates.

         (a) If any mutilated Certificate is surrendered to the Agent, the Co-Issuers shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Income PRIDES or Growth PRIDES, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         (b) If there shall be delivered to the Co-Issuers and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Co-Issuers or the Agent that such Certificate has been acquired by a protected purchaser, the Co-Issuers shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Income PRIDES or Growth PRIDES, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

         (c) Notwithstanding the foregoing, the Co-Issuers shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date for such lost or mutilated Certificate, the Forward Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall:

                 (i) if the Forward Purchase Contract Settlement Date or an Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver, or request that the Company deliver, the number of shares of Common Stock issuable in respect of the Forward Purchase Contracts forming a part of the Securities evidenced by such Certificate, or

                 (ii) if a Termination Event with respect to such lost or mutilated Certificate shall have occurred prior to the Forward Purchase Contract Settlement Date, transfer, or request the Collateral Agent to transfer, the Preferred Stock, the Treasury Securities, or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article V hereof.

         (d) Upon the issuance of any new Certificate under this Section, the Co-Issuers and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Agent) connected therewith.

         (e) Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Co-Issuers and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

         (f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.11.     Persons Deemed Owners.

         (a) Prior to due presentment of a Certificate for registration of transfer, the Co-Issuers and the Agent, and any agent of the Co-Issuers or the Agent, may treat the Person in whose name such Certificate is registered as the owner of the Security evidenced thereby, for the purpose of (subject to any applicable Record Date) receiving distributions on the Treasury Securities, Preferred Stock or on the Applicable Ownership Interest (as specified in clause
(B) of the definition of such term) of the Treasury Portfolio, as applicable, receiving Contract Adjustment Payments, performance of the Forward Purchase Contracts and for all other purposes whatsoever, whether or not any distributions on the Treasury Securities, the Preferred Stock, or Treasury Portfolio, as applicable, or Contract Adjustment Payments payable on the Forward Purchase Contracts, each constituting a part of the Security evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Co-Issuers nor the Agent, nor any agent of the Co-Issuers or the Agent, shall be affected by notice to the contrary.

         (b) Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Co-Issuers, the Agent or any agent of the Co-Issuers or the Agent, from giving effect to any written certification, proxy or other authorization furnished the Depositary (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Co-Issuers, the Agent nor any agent of the Co-Issuers or the Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.12.     Cancellation.

         (a) All Certificates surrendered for delivery of shares of Common Stock on or after the Forward Purchase Contract Settlement Date or upon the transfer of the Preferred Stock or for delivery of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of a transfer or exchange of a Security, or a Collateral Substitution or the reestablishment of an Income PRIDES shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Co-Issuers may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed on behalf of a Holder and delivered hereunder which the Co-Issuers may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon a Co-Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall be disposed of in accordance with its customary practices.

         (b) If the Co-Issuers or any Affiliate of the Co-Issuers shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent cancelled or for cancellation.

Section 3.13.     Establishment of Growth PRIDES.

         (a) Subject to the conditions set forth in this Agreement, a Holder may separate Preferred Stock or Applicable Ownership Interests of the Treasury Portfolio, as applicable, from the related Forward Purchase Contracts in respect of such Holder's Income PRIDES by substituting for such Preferred Stock or Applicable Ownership Interests of the Treasury Portfolio, as applicable, Treasury Securities in an aggregate principal amount equal to the aggregate Liquidation Preference of such Preferred Stock or the principal amount of such Applicable Ownership Interests (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable (a "Collateral Substitution"), at any time from and after the date of this Agreement and, subject to paragraph (b) of this Section 3.13, prior to or on the seventh Business Day immediately preceding the Forward Purchase Contract Settlement Date in the case of the Preferred Stock and on or prior to the second Business Day immediately preceding the Forward Purchase Contract Settlement Date in the case of the Applicable Ownership Interests of the Treasury Portfolio. To effect such substitution, the Holder must:

                 (i) deposit with the Collateral Agent Treasury Securities having an aggregate principal amount at maturity equal to the aggregate Liquidation Preference of the Preferred Stock or the appropriate Applicable Ownership Interests (as specified in clause (A) of the definition of such term) of the Treasury Portfolio comprising part of such Income PRIDES, as the case may be; and

                 (ii) transfer the related Income PRIDES to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit C hereto, (a) stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent, and (b) requesting that the Agent instruct the Collateral Agent to release the Preferred Stock or the Applicable Ownership Interests of the Treasury Portfolio, as the case may be, underlying such Income PRIDES, whereupon the Agent shall promptly provide an instruction to the Collateral Agent, substantially in the form of Exhibit D hereto.

         (b) Upon receipt of the Treasury Securities described in clause (a)(i) above and the instruction described in clause (a)(ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release the Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge, free and clear of the Company's security interest therein, and transfer such Preferred Stock or Applicable Ownership Interests of the Treasury Portfolio, as the case may be, to the Agent on behalf of the Holder. Upon receipt thereof, the Agent shall promptly:

                 (i) cancel the related Income PRIDES;

                 (ii) transfer the Preferred Stock or the Applicable Ownership Interests of the Treasury Portfolio, as the case may be, to the Holder; and

                 (iii) authenticate, execute on behalf of such Holder and deliver a Growth PRIDES Certificate executed by the Co-Issuers in accordance with Section 3.3 evidencing the same number of Forward Purchase Contracts as were evidenced by the cancelled Income PRIDES.

         (c) Holders who elect to separate the Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the related Forward Purchase Contract and to substitute Treasury Securities for such Preferred Stock or the Applicable Ownership Interests of the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the substitution, and the Co-Issuers shall not be responsible for any such fees or expenses.

         (d) Holders may make Collateral Substitutions (i) only in integral multiples of 40 Income PRIDES if Treasury Securities are being substituted for Preferred Stock, or (ii) if a Special Event Redemption has occurred, Holders may make Collateral Substitutions at any time prior to or on the second Business Day immediately preceding the Forward Contract Settlement Date, but only in integral multiples of [ ] Income PRIDES.

         (e) In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Income PRIDES or fails to deliver an Income PRIDES Certificate(s) to the Agent after depositing Treasury Securities with the Collateral Agent, any distributions on the Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting a part of such Income PRIDES shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

                 (i) the transfer of the Income PRIDES or the delivery of the Income PRIDES Certificate, as the case may be, or receipt by the Co-Issuers and the Agent from such Holder of satisfactory evidence that such Income PRIDES Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Co-Issuers; or

                 (ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Agent holds such property.

         (f) Except as described in this Section 3.13 or in connection with a Cash Settlement, for so long as the Forward Purchase Contract underlying an Income PRIDES remains in effect, such Income PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and Forward Purchase Contract comprising such Income PRIDES may be acquired, and may be transferred and exchanged, only as an Income PRIDES.

Section 3.14.     Reestablishment of Income PRIDES.

         (a) Subject to the conditions set forth in this Agreement, a Holder of a Growth PRIDES may create or recreate Income PRIDES at any time (i) on or prior to the seventh Business Day immediately preceding the Forward Purchase Contract Settlement Date, if a Special Event Redemption has not occurred, or (ii) prior to or on the second Business Day immediately preceding the Forward Purchase Contract Settlement Date, if a Special Event Redemption has occurred and the Applicable Ownership Interest in the Treasury Portfolio has become a component of the Income PRIDES, in each case by:

                 (1) depositing with the Collateral Agent Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, (i) in the case of the Preferred Stock having an aggregate Liquidation Preference equal to the aggregate principal amount at maturity of the Treasury Securities comprising part of the Growth PRIDES, and (ii) in the case of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio equal to the aggregate principal amount at maturity of the Treasury Securities comprising part of the Growth PRIDES; and

                 (2) transferring the related Growth PRIDES to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to the Collateral Agent; and (ii) requesting that the Agent instruct the Collateral Agent to release the Treasury Securities underlying such Growth PRIDES, whereupon the Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit D hereto.

         (b) Upon receipt of the Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, described in clause(a)(1) above and the instruction described in clause (a)(2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release the Treasury Securities having a corresponding aggregate principal amount from the Pledge, free and clear of the Company's security interest therein, and transfer such Treasury Securities to the Agent on behalf of the Holder. Upon receipt thereof the Agent shall promptly:

                 (i) cancel the related Growth PRIDES;

                 (ii) transfer the Treasury Securities to the Holder; and

                 (iii) authenticate, execute on behalf of such Holder and deliver an Income PRIDES Certificate executed by the Co-Issuers in accordance with Section 3.3 evidencing the same number of Forward Purchase Contracts as were evidenced by the cancelled Growth PRIDES.

         (c) Holders of Growth PRIDES who elect to create or recreate Income PRIDES shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the reestablishment, and the Co-Issuers shall not be responsible for any such fees or expenses.

         (d) Holders of Growth PRIDES may only reestablish Income PRIDES in integral multiples of 40 Growth PRIDES; provided, that if the Treasury Portfolio has replaced the Preferred Stock as a component of the Income PRIDES as result of a Special Event Redemption, Holders may convert their Growth PRIDES into Income PRIDES by substituting the Applicable Ownership Interest of the Treasury Portfolio for Treasury Securities at any time prior to or on the second Business Day immediately preceding the Forward Purchase Contract Settlement Date, but only in multiples of [ ] Growth PRIDES.

         (e) In the event a Holder reestablishing Income PRIDES pursuant to this
Section 3.14 fails to effect a book-entry transfer of the Growth PRIDES or fails to deliver a Growth PRIDES Certificate(s) to the Agent after depositing shares of Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, with the Collateral Agent, the Treasury Securities constituting a part of such Growth PRIDES shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

                 (i) the transfer of the Growth PRIDES or the delivery of the Growth PRIDES Certificate, as the case may be, or receipt by the Co-Issuers and the Agent from such Holder of satisfactory evidence that such Growth PRIDES Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Co-Issuers; or

                  (ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Agent holds such property.

         (f) Except as provided in this Section 3.14 or in connection with a Cash Settlement, for so long as the Forward Purchase Contract underlying a Growth PRIDES remains in effect, such Growth PRIDES shall not be separable into its constituent parts and the rights and obligations of the Holder of such Growth PRIDES in respect of the applicable interest in the Treasury Security and the Forward Purchase Contract comprising such Growth PRIDES may be acquired, and may be transferred and exchanged, only as a Growth PRIDES.

Section 3.15.     Transfer of Collateral upon Occurrence of Termination Event.

         (a) Upon the occurrence of a Termination Event and the transfer to the Agent of the Preferred Stock, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Income PRIDES and the Growth PRIDES, as the case may be, pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit F hereto mailed to such Holder at its address as it appears in the Security Register.

         (b) Upon book-entry transfer of the Income PRIDES or the Growth PRIDES or delivery of an Income PRIDES Certificate or a Growth PRIDES Certificate to the Agent with such transfer instructions, the Agent shall transfer the Preferred Stock, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Income PRIDES or Growth PRIDES, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions; provided, however, that, to the extent that a Holder of Income PRIDES or Growth PRIDES would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the Proceeds to such Holder in accordance with such Holder's instructions. In the event a Holder of Income PRIDES or Growth PRIDES fails to effect such transfer or delivery, the Preferred Stock, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Income PRIDES or Growth PRIDES, as the case may be, and any distributions thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

                 (i) the transfer or surrender of such Income PRIDES Certificate or Growth PRIDES Certificate or receipt by the Co-Issuers and the Agent from such Holder of satisfactory evidence that such Income PRIDES Certificate or Growth PRIDES Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Co-Issuers; or

                 (ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Agent holds such property.

Section 3.16.     CUSIP Numbers.

         The Co-Issuers in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Agent shall use CUSIP numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Co-Issuers will promptly notify the Agent of any change in the CUSIP numbers.

Section 3.17.     No Consent to Assumption.

         Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Forward Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

                                   ARTICLE IV
 THE PREFERRED STOCK AND APPLICABLE OWNERSHIP INTEREST OF THE TREASURY PORTFOLIO

Section 4.1. Dividends and Other Payments; Rights to Payments Preserved; Rate Reset; Notice

         (a) Any distributions on any Preferred Stock or on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition thereof) of the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Income PRIDES Certificate (or one or more Predecessor Income PRIDES Certificates) of which such Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forms a part is registered at the close of business on the Record Date for such Payment Date.

         (b) Each Income PRIDES Certificate evidencing Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Income PRIDES Certificate shall carry the right to declared and unpaid Dividends or accrued and unpaid distributions, and to declared Dividends or accrued distributions, which were carried by the Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio underlying such other Income PRIDES Certificate.

         (c) In the case of any Income PRIDES with respect to which Cash Settlement of the underlying Forward Purchase Contract is effected on the Business Day immediately preceding the Forward Purchase Contract Settlement Date pursuant to prior notice, or with respect to which Early Settlement of the underlying Forward Purchase Contract is effected on an Early Settlement Date or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Dividends on the Preferred Stock or distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Income PRIDES otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such distributions shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Income PRIDES Certificate (or one or more Predecessor Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Income PRIDES with respect to which Cash Settlement or Early Settlement of the underlying

Forward Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, distributions on the related Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that would otherwise be payable after the Forward Purchase Contract Settlement Date, Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Income PRIDES; provided, however, that to the extent that such Holder continues to hold separated Preferred Stock that formerly comprised a part of such Holder's Income PRIDES, such Holder shall be entitled to receive any Dividends on such separated Preferred Stock.

         (d) The applicable Dividend rate on the Preferred Stock on and after the Forward Purchase Contract Settlement Date will be reset on the Remarketing Date to the applicable Reset Dividend Rate (such Reset Dividend Rate to be in effect on and after Forward Purchase Contract Settlement Date), except in the event of a Failed Remarketing or with respect to Preferred Stock that is not successfully remarketed. The Reset Dividend Rate will not apply to the Preferred Stock outstanding on and after the Forward Purchase Contract Settlement Date that has not been successfully remarketed and the Dividend rate on such Preferred Stock will continue to be [ ]% per annum.

         (e) Not less than seven calendar days and not more than 15 calendar days prior to the Reset Dividend Announcement Date, the Co-Issuers will notify and instruct DTC or its nominee (or any successor Clearing Agency or its nominee) by first-class mail, postage prepaid, to notify the Beneficial Owners or Clearing Agency Participants holding Income PRIDES, of such Reset Dividend Announcement Date and the procedures to be followed by such Holders of Income PRIDES who intend to settle their obligation under the Forward Purchase Contract with separate cash on the Forward Purchase Contract Settlement Date.

Section 4.2.      Notice and Voting.

         (a) Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Preferred Stock pledged with the Collateral Agent but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Preferred Stock are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Preferred Stock, the Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Income PRIDES a notice:

                 (i) containing such information as is contained in the notice or solicitation;

                 (ii) stating that each Holder on the Record Date set by the Agent therefor (which, to the extent possible, shall be the same date as the Record Date for determining the holders of Preferred Stock entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Preferred Stock underlying their Income PRIDES; and

                 (iii) stating the manner in which such instructions may be given.

         (b) Upon the written request of the Holders of Income PRIDES, on the Record Date referred to in Section 4.2(a)(ii) above, received by the Agent at least six days prior to such meeting, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Preferred Stock as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Income PRIDES, the Agent shall abstain from voting the Preferred Stock underlying such Income PRIDES. The REIT agrees that it will, unless an Automatic Exchange has occurred, and the Bank agrees that it will, in the event that an Automatic Exchange has occurred, solicit Holders of Income PRIDES to timely instruct the Agent in order to enable the Agent to vote such Preferred Stock.

Section 4.3.      Special Event Redemption.

         (a) Upon the occurrence of a Special Event Redemption prior to August 17, 2005, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply, out of the aggregate Redemption Price for the shares of Preferred Stock that are components of Income PRIDES, an amount equal to the aggregate Redemption Amount for the Preferred Stock that are components of Income PRIDES, to purchase on behalf of the Holders of Income PRIDES the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Income PRIDES. The Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio will be substituted as Collateral for the Pledged Preferred Stock and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of an Income PRIDES to purchase the Common Stock of the Company under the Forward Purchase Contract constituting a part of such Income PRIDES.

         (b) Following the occurrence of a Special Event Redemption prior to the Forward Purchase Contract Settlement Date, the Holders of Income PRIDES and the Collateral Agent shall have such security interest, rights and obligations with respect to the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio as the Holders of Income PRIDES and the Collateral Agent had in respect of the Preferred Stock, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Preferred Stock shall be deemed to be a reference to such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio. The Co-Issuers may cause to be made in any Income PRIDES Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio for Preferred Stock as Collateral.

                                    ARTICLE V
                         THE FORWARD PURCHASE CONTRACTS

Section 5.1.      Purchase of Shares of Common Stock.

         (a) Each Forward Purchase Contract shall, unless an Early Settlement has occurred in accordance with Section 5.8 or 5.9 hereof, obligate the Holder of the related Security to purchase, and the Company to sell, on the Forward Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number (or fraction thereof) of newly issued shares of Common Stock equal to the Settlement Rate unless, prior to or on the Forward Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Forward Purchase Contract is a part. The "Settlement Rate" is equal to:

                 (1) if the Applicable Market Value (as defined below) is greater than or equal to $[ ] (the "Threshold Appreciation Price"), [ ] shares of Common Stock per Forward Purchase Contract;

                 (2) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $[ ] (the "Reference Price"), the number of shares of Common Stock per Forward Purchase Contract having a value equal to the Stated Amount divided by the Applicable Market Value; and

                 (3) if the Applicable Market Value is less than or equal to the Reference Price, [ ] shares of Common Stock per Forward Purchase Contract,

in each case subject to adjustment as provided in Section 5.5 (and in each case rounded upward or downward to the nearest 1/10,000th of a share). As provided in
Section 5.10, no fractional shares of Common Stock will be issued upon settlement of the Forward Purchase Contracts.

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the Forward Purchase Contract Settlement Date.

         The "Closing Price" of the Common Stock on any date of determination means:

                 (1) the closing bid price (or, if no closing price is reported, the last reported bid price) of the Common Stock on the Nasdaq National Market System (the "Nasdaq") on such date;

                 (2) if the Common Stock is not quoted on the Nasdaq on any such date, the closing sales price as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed;

                 (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                 (4) if such bid price is not available, the market value of the Common Stock on such date as of 4:00 p.m. (New York City time) as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "Trading Day" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         Each Holder of an Income PRIDES or a Growth PRIDES, by its acceptance thereof:

                 (i) irrevocably authorizes the Agent to enter into and perform the related Forward Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

                 (ii) agrees to be bound by the terms and provisions of such Forward Purchase Contract;

                 (iii) covenants and agrees to perform its obligations under such Forward Purchase Contract;

                 (iv) consents to the provisions hereof;

                 (v) irrevocably authorizes the Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf as its attorney-in-fact;

                 (vi) consents to, and agrees to be bound by, the Pledge of such Holder's right, title and interest in the Collateral Account, including the Preferred Stock or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement; and

                 (vii) agrees to treat itself as the owner, for United States federal income tax purposes, of the applicable interest in the Collateral Account, including the Preferred Stock and the Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities;

provided that upon a Termination Event, the rights of the Holder of such Security under the Forward Purchase Contract may be enforced without regard to any other rights or obligations.

         (b) Each Holder of an Income PRIDES or a Growth PRIDES, by its acceptance thereof, further covenants and agrees, that to the extent and in the manner provided in the Pledge Agreement, but subject to the terms thereof, payments in respect of the Stated Amount of the Preferred Stock, the Proceeds of the Treasury Securities or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, on the Forward Purchase Contract Settlement Date, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Forward Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         (c) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee), by the terms of this

Agreement, the Forward Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Forward Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. Each of the Co-Issuers covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         (d) The Agent shall have no responsibility whatsoever for calculating or determining any amounts under this Section or elsewhere in this Agreement, and shall have no liability whatsoever for any errors with respect to such calculations or amounts.

Section 5.2.      Remarketing.

         (a) Unless a Special Event Redemption, a Termination Event or an Early Settlement with respect to all Outstanding Securities has occurred or unless the Federal Reserve Board or the Ohio Division of Financial Institutions disapproves of the Remarketing prior to the 20th calendar day prior to the Remarketing Date, the Co-Issuers shall engage a nationally recognized investment banking firm as remarketing agent (the "Remarketing Agent") pursuant to the Remarketing Agreement (and subject to removal as provided in the Remarketing Agreement) to sell the Preferred Stock that is included as part of Income PRIDES and with respect to which Holders have not notified the Agent of their intention to effect a Cash Settlement as provided in Section 5.3(a)(i) (the "Remarketing") on the Remarketing Date.

         (b) Not less than seven calendar days and not more than 15 calendar days prior to the Remarketing Date, the Co-Issuers shall notify and instruct DTC or its nominee (or any successor Clearing Agency or its nominee) by first-class mail, postage prepaid, to notify the Beneficial Owners or Clearing Agency Participants holding Income PRIDES, of such Remarketing Date and the procedures to be followed by such Holders of Income PRIDES who intend to exercise their right to have their shares of Preferred Stock included in the Remarketing.

         (c) Not less than 30 calendar days and not more than 60 calendar days prior to the Remarketing Date, the Co-Issuers shall notify the Federal Reserve Board and the Ohio Division of Financial Institutions by first-class mail of the Remarketing referred to in Section 5.2(a) above.

         (d) In order to facilitate the remarketing, the Agent shall notify, by 10:00 a.m. (New York City time) on the Business Day immediately preceding the Remarketing Date, the Remarketing Agent of the aggregate Liquidation Preference of the Preferred Stock to be remarketed.

         (e) Upon receipt of such notice from the Agent, the Remarketing Agent will, on the Remarketing Date, use its reasonable efforts to remarket such Preferred Stock on such date at a price of approximately 100.5% (but not less than 100%) of the aggregate Liquidation Preference of the Preferred Stock. If the Remarketing Agent is able to remarket the Preferred Stock to be remarketed at a price equal to or greater than 100% of the aggregate Liquidation Preference of the Preferred Stock (a "Successful Remarketing"), the Remarketing Agent will remit the entire amount of the proceeds from such Successful Remarketing to the Collateral Agent for application pursuant to the Pledge Agreement; provided, however, that the Remarketing Agent may deduct as a remarketing fee ("Remarketing Fee") an amount not exceeding 25 basis points

(0.25%) of the aggregate Liquidation Preference of the remarketed Preferred Stock from any amount of such proceeds in excess of the aggregate Liquidation Preference of the Preferred Stock. The portion of the proceeds which is equal to the aggregate Liquidation Preference of the remarketed Preferred Stock will automatically be applied by the Collateral Agent in accordance with the Pledge Agreement, in full satisfaction of such Income PRIDES Holders' obligations to pay the Purchase Price for the Common Stock under the related Forward Purchase Contracts on the Forward Purchase Contract Settlement Date. None of the Co-Issuers, the Agent, the Collateral Agent or the Income PRIDES Holders whose shares of Preferred Stock are so remarketed will otherwise be responsible for the payment of any Remarketing Fee in connection therewith.

         (f)      If:

                 (i) the Federal Reserve Board or the Ohio Division of Financial Institutions disapproves of the Remarketing prior to the 20th calendar day immediately preceding the Remarketing Date;

                 (ii) despite using its reasonable efforts, the Remarketing Agent cannot remarket such Preferred Stock at a price not less than 100% of the sum of the aggregate Liquidation Preference of the Preferred Stock; or

                 (iii) the remarketing has not occurred because a condition precedent to the remarketing has not been satisfied,

the remarketing will be deemed to have failed (a "Failed Remarketing"), then, in accordance with the terms of the Pledge Agreement, the Collateral Agent for the benefit of the Company will exercise its rights as a secured party with respect to such Preferred Stock. The Co-Issuers shall cause a notice of a Failed Remarketing to be published on the second Business Day immediately following the Failed Remarketing in an Authorized Newspaper.

         (g) Notwithstanding anything to the contrary contained herein, Section 5.2(c) and (f) may not be amended without prior approval from the Federal Reserve Board.

Section 5.3.      Payment of Purchase Price.

         (a) (i) Unless a Termination Event or Early Settlement has occurred, each Holder of Income PRIDES who intends to pay in cash to satisfy such Holder's obligations under the Forward Purchase Contract on the Forward Purchase Contract Settlement Date shall notify the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to a Forward Purchase Contract. Such notice shall be made prior to or at 5:00 p.m. (New York City time) on (A) if no Special Event Redemption has occurred, the seventh Business Day immediately preceding the Forward Purchase Contract Settlement Date, or (B) if a Special Event Redemption has occurred, the second Business Day immediately preceding the Forward Purchase Contract Settlement Date. Prior to 11.00 a.m. (New York City time) on the next succeeding Business Day, the Agent shall promptly notify the Collateral Agent of the receipt of such a notice from each Holder intending to make a Cash Settlement.

                 (ii) Each Holder of an Income PRIDES who has so notified the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above shall pay the Purchase Price times the number of Forward Purchase Contracts being settled to the Collateral Agent for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Forward Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Collateral Agent. Any cash received by the Collateral Agent shall be invested promptly by the Collateral Agent, pursuant to the written direction of the Company which may be in the form of a standing order, in Permitted Investments and paid to the Company on the Forward Purchase Contract Settlement Date in settlement of the Forward Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Agent when received for payment to the Holder.

                 (iii) Unless a Special Event Redemption has occurred, if a Holder of an Income PRIDES notifies the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, but fails to make such payment as required by paragraph (a)(ii) above, such failure shall constitute an event of default and the Holder shall be deemed to have consented to the disposition of the pledged Preferred Stock as described in the Pledge Agreement. In addition, unless a Special Event Redemption has occurred, if a Holder of an Income PRIDES fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, such Holder shall be deemed to have consented to the disposition of the pledged Preferred Stock pursuant to the Remarketing as described in Section 5.2 hereof.

                 (iv) Unless a Termination Event or an Early Settlement has occurred or unless a Holder has notified the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above and makes the payment required by paragraph (a)(ii) above, the Forward Purchase Contract underlying each Income PRIDES if a Special Event Redemption has occurred will be settled with the Proceeds at maturity of the Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio. Upon receipt of such Proceeds, the Collateral Agent will, pursuant to the written direction of the Company which may be in the form of a standing order, invest the Proceeds promptly in Permitted Investments and pay the Proceeds to the Company on the Forward Purchase Contract Settlement Date in accordance with the terms of this Agreement and the Pledge Agreement. Any such Proceeds received by the Collateral Agent in excess of the Purchase Price and any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Agent when received for payment to the Holders.

         (b) (i) Unless a Termination Event or Early Settlement has occurred, each Holder of a Growth PRIDES who intends to pay in cash to satisfy such Holder's obligations under the Forward Purchase Contract on the Forward Purchase Contract Settlement Date shall notify the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to effect a

Cash Settlement. Such notice shall be given prior to 5:00 p.m. ( New York City time), on the second Business Day immediately preceding the Forward Purchase Contract Settlement Date. Prior to 11:00 a.m. (New York City time) on the next succeeding Business Day, the Agent shall notify the Collateral Agent of the receipt of such notices from such Holders intending to make a Cash Settlement. Growth PRIDES Holders may make Cash Settlements only in integral multiples of 40 Growth PRIDES.

                 (ii) A Holder of a Growth PRIDES who has so notified the Agent of its intention to make a Cash Settlement in accordance with paragraph
         (b)(i) above shall pay the Purchase Price times the number of Forward Purchase Contracts being settled to the Collateral Agent prior to 11:00 a.m. (New York City time), on the Business Day immediately preceding the Forward Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Collateral Agent. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent, pursuant to the written direction of the Company which may be in the form of a standing order, in Permitted Investments and paid to the Company on the Forward Purchase Contract Settlement Date in settlement of the Forward Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Agent when received for payment to the Holder.

                 (iii) If a Holder of a Growth PRIDES fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph
         (b)(i) above, or does notify the Agent as provided in paragraph (b)(i) above but fails to make such payment as required by paragraph (b)(ii) above, then upon the maturity of the Pledged Treasury Securities held by the Collateral Agent on the Business Day immediately preceding the Forward Purchase Contract Settlement Date, the principal amount of the Treasury Securities received by the Collateral Agent will be invested promptly in Permitted Investments pursuant to the written direction of the Company which may be in the form of a standing order. On the Forward Purchase Contract Settlement Date, an amount equal to the Purchase Price shall be remitted to the Company as payment thereof without receiving any instructions from the Holder. In the event the sum of the proceeds from the related Pledged Treasury Securities and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Forward Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Agent for the benefit of the Holder of the related Growth PRIDES when received.

         (c) Any distribution to Holders of excess funds described above shall be payable at the office of the Agent in The City of New York maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

         (d)      Upon Cash Settlement of any Forward Purchase Contract:

                 (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the pledged Preferred Stock, the pledged appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or the pledged Treasury Securities, as the case may be, underlying the relevant Security to be released from the Pledge, by the Collateral Agent, free and clear of any security interest of the Company and transferred to the Agent for delivery to the Holder thereof or its designee as soon as practicable; and

                 (ii) subject to the receipt thereof from the Collateral Agent, the Agent shall, by book-entry transfer or other appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Preferred Stock, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be (or, if no such instructions are given to the Agent by the Holder, the Agent shall hold such Preferred Stock, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or such Treasury Securities, as the case may be, and any Dividends or distributions thereon, in the name of the Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant state where such property is held).

         (e) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

         (f) The Company shall not be obligated to issue any shares of Common Stock in respect of a Forward Purchase Contract or deliver any certificate therefor to the Holder of the related Security unless the Company shall have received payment in full of the aggregate Purchase Price for the Common Stock to be purchased thereunder in the manner herein set forth.

         (g) Notwithstanding anything to the contrary contained herein, Section 5.2(c) and (f) may not be amended without prior approval from the Federal Reserve Board.

Section 5.4.      Issuance of  Shares of Common Stock.

         (a) Unless a Termination Event or an Early Settlement shall have occurred, on the Forward Purchase Contract Settlement Date, upon receipt of the aggregate Purchase Price payable on all Outstanding Securities pursuant to the foregoing provisions of this Article V and subject to Section 5.5(b) and Section 5.10, the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing newly issued shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for Common Stock, together with any dividends or distributions for which a Record Date and payment date for such dividend or distribution has occurred after the Forward Purchase Contract Settlement Date, being hereinafter referred to as the "Forward Purchase Contract Settlement Fund") to which the Holders are entitled hereunder.

         (b) Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Forward Purchase Contract Settlement Date or Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Securities then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.10 and any dividends or distributions with respect to such shares constituting part of the Forward Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any Common Stock issued in respect of a Forward Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Forward Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Forward Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

Section 5.5.      Adjustment of Settlement Rate.

         (a)      Adjustments for Dividends, Distributions, Stock Splits, Etc.

         (1) In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which:

                 (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

                 (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees that it shall not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.

         (2) In case the Company shall issue rights, warrants or options, other than pursuant to any dividend reinvestment plans or share purchase plans, to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Forward Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for determination of the stockholders entitled to receive and rights, options or warrants, the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction:

                 (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

                 (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company agrees that it shall notify the Agent if any issuance of such rights, warrants or options is cancelled or not completed following the announcement thereof and the Settlement Rate shall thereupon be readjusted to the Settlement Rate in effect immediately prior to the date of such announcement. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, warrants or options in respect of Common Stock held in the treasury of the Company.

         (3) In case outstanding Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, warrants or options referred to in paragraph (2) of this Section 5.5(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph
(1) of this Section 5.5(a)), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction:

                 (i) the numerator shall be the Current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock; and

                 (ii) the denominator shall be such Current Market Price per share of Common Stock,

such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraphs (1) and (2) of this Section 5.5(a) shall not be applicable. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

         (5) In case the Company shall, (I) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed
(x) in connection with the payment by the Company of its normal quarterly dividend), (y) in a Reorganization Event to which Section 5.5(b) applies, or (z) as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (II) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution (excluding any cash that is distributed in connection with the payment by the Company of its normal quarterly dividend and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date, then, in such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the record date fixed for determination of the stockholders entitled to receive such distribution by a fraction of:

                 (i) the numerator shall be equal to the Current Market Price per share of Common Stock on the record date fixed for determination of the stockholders entitled to receive such distribution less the amount of cash distributed or payable in the transactions described in clauses
         (I) and (II) above (and not excluded as provided above) applicable to one share of Common Stock; and

                 (ii) the denominator shall be the Current Market Price per share of Common Stock on such date of determination.

         (6) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as hereinafter defined) of (I) an aggregate consideration having a fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as reasonably determined by the Board of Directors, whose determination shall be conclusive and the basis of which shall be described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph
(6) has been made, and (II) the aggregate amount of any distributions (other than regular quarterly cash distributions) to all holders of Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph
(5) of this Section 5.5 or this paragraph (6) has been made, exceeds 10% of the product of the Current Market Price per share of Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction:

                 (i) the numerator of which shall be equal to (A) the product of
         (I) the Current Market Price per share of Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time less
         (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (I) and (II) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the Tender or Exchange Offer, of Purchased Shares); and

                 (ii) the denominator of which shall be equal to the product of
         (A) the Current Market Price per share of Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

         (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.5(b) applies) shall be deemed to involve:

                 (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section); and

                 (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

         (8) The "Current Market Price" per share of Common Stock on any date of determination means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than the earlier of such date of determination and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

         (9) All adjustments to the Settlement Rate, shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2),
(3), (4), (5), (6), (7) or (10) of this Section 5.5(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (1),
(2) or (3) of the definition of Settlement Rate in Section 5.1 will apply on the Forward Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.5(a) and the denominator shall be the Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (7) or (10) of this Section 5.5(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

         (10) The Company may, but shall not be required to, make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.



         (b) Adjustment for Consolidation, Merger or Other Reorganization Event.

         (1)      In the event of:

                 (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation),

                 (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

                 (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition); or

                 (iv) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "Reorganization Event"),

each Forward Purchase Contract will be automatically adjusted to provide that each Holder of Securities will receive on the Forward Purchase Contract Settlement Date or any Early Settlement Date (other than in connection with an Early Settlement pursuant to Section 5.5(b)(2)) occurring after such Reorganization Event, as the case may be, with respect to each Forward Purchase Contract forming a part thereof, the Adjusted Exchange Property (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Early Settlement Date or Forward Purchase Contract Settlement Date, as the case may be). For purposes of the foregoing, it is assumed that the Holder referred to in the second preceding sentence is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

         The "Adjusted Exchange Property" shall equal

                 (A) in the case of settlement of a Forward Purchase Contract on the Forward Purchase Contract Settlement Date, an amount of Base Exchange Property multiplied by the applicable Settlement Rate (which Settlement Rate, for purposes of this Section 5.5(b)(1), shall be determined by reference to the Applicable Exchange Property Market Value in lieu of the Applicable Market Value and which shall be applied as if the Base Exchange Property were one share of Common Stock); and

                 (B) in the case of an Early Settlement pursuant to Section 5.8, an amount of Base Exchange Property multiplied by the Early Settlement Rate (which shall be applied as if the Base Exchange Property were one share of Common Stock).

         "Base Exchange Property" means the hypothetical amount of securities, cash and other property that would have been received upon consummation of the Reorganization Event in exchange for one share of Common Stock.

         "Applicable Exchange Property Market Value" shall mean (1) with respect to any publicly traded securities receivable by holders of Common Stock pursuant to a Reorganization Event, the Closing Price of such securities (substituting such securities for Common Stock in the definition of the term Closing Price),
(2) in the case of any cash receivable by holders of Common Stock pursuant to a Reorganization Event, the amount of such cash and (3) in the case of any other property receivable by holders of Common Stock pursuant to a Reorganization Event, the market value of such property, as determined by a nationally recognized investment banking firm retained by the Company for this purpose.

         (2) In the event of a consolidation or merger of the Company with or into another Person, any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) in which 30% or more of the total consideration paid to the Company's shareholders consists of cash or cash equivalents (any such event a "Cash Merger"), then a Holder of a Security may settle his Forward Purchase Contract for cash as described in Section 5.3(a)(i) or 5.3(b)(i) hereof, as applicable, on or after the date of such Cash Merger, at the applicable Settlement Rate. Within five Business Days of the completion of a Cash Merger, the Company shall provide written notice to the Agent and the Holders of Securities of such completion of a Cash Merger, which shall specify the deadline for submitting a notice of Early Settlement pursuant to this
Section 5.5(b)(2), the Early Settlement Date, the applicable Settlement Rate and the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder upon settlement. For the purposes of this
Section 5.5(b)(2), the date of the closing of the merger or consolidation shall be deemed to be the Forward Purchase Contract Settlement Date for the purpose of determining the Applicable Market Value and the deadline for submitting the notice to settle early and the related cash payment shall be 5:00 p.m. (New York City time) on the tenth day after the date the notice relating to a Cash Merger is provided to the Agent and the Holders by the Company. Growth PRIDES Holders may only effect Early Settlement pursuant to this Section 5.5(b)(2) in integral multiples of 40 Forward Purchase Contracts. If a Special Event Redemption has occurred, Income PRIDES Holders may only effect Early Settlement pursuant to this Section 5.5(b)(2) in multiples of [ ] Forward Purchase Contracts. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.1(a) shall apply with respect to an Early Settlement following a Cash Merger pursuant to this Section 5.5(b)(2). Notwithstanding the foregoing, no Early Settlement will be permitted pursuant to this Section 5.5(b)(2) unless, at the time such Early Settlement is effected, there is an effective registration statement with respect to any Common Stock to be issued and delivered in connection with such Early Settlement, if such a registration statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a registration statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to

(A) have in effect a registration statement covering any securities to be delivered in respect of the Forward Purchase Contracts being settled and (B) provide a prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement.

         (3) In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation, dissolution or termination of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this Section 5.5. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.5. The above provisions of this
Section 5.5 shall similarly apply to successive Reorganization Events.

         (c) All calculations and determinations pursuant to this Section 5.5 shall be made by the Company or its agent and the Agent shall have no responsibility with respect thereto.

Section 5.6.      Notice of Adjustments and Certain Other Events.

         (a) Whenever the Settlement Rate is adjusted as herein provided, the Co-Issuers shall:

                 (i) forthwith compute the adjusted Settlement Rate in accordance with Section 5.5 and prepare and transmit to the Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                 (ii) unless an earlier notification is expressly required by the terms hereof, within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to
         Section 5.5 (or if the Co-Issuers are not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Agent and the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

         (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Forward Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Stock pursuant to a Forward Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Section 5.7.      Termination Event; Notice.

         (a) The Forward Purchase Contracts and all obligations and rights of the Co-Issuers and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any deferred or accrued and unpaid Contract Adjustment Payments), if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, prior to or on the Forward Purchase Contract Settlement Date, a Termination Event shall have occurred.

         (b) Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Preferred Stock, the Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming part of such Securities, in accordance with the provisions of Section 4.3 of the Pledge Agreement; provided, however, that, to the extent that a Holder of Income PRIDES or Growth PRIDES would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's written instructions. Upon the occurrence of a Termination Event, the Co-Issuers shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register.

Section 5.8.      Early Settlement.

         (a) Subject to and upon compliance with the provisions of this Section 5.8, at the option of the Holder thereof, the Forward Purchase Contracts underlying the Securities may be settled early ("Early Settlement") in the case of Income PRIDES, on or prior to 10:00 a.m. (New York City time) on the seventh Business Day immediately preceding the Forward Purchase Contract Settlement Date and in the case of Growth PRIDES on or prior to 10:00 a.m. (New York City time), on the second Business Day immediately preceding the Forward Purchase Contract Settlement Date but in the case of Growth PRIDES only in integral multiples of 40 Forward Purchase Contracts. If a Special Event Redemption has occurred, Holders of Income PRIDES may effect Early Settlement prior to or on the second Business Day immediately preceding the Forward Purchase Contract Settlement Date, but only in multiples of [ ] Forward Purchase Contracts.

         (b) In order to exercise the right to effect Early Settlement with respect to any Forward Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver such Certificate to the Agent at the Corporate Trust Office together with an Election to Settle Early form (on the reverse side of the Certificate duly completed) or take the appropriate measures to effect early settlement by book-entry transfer and, in each case, deliver any other documents requested by the Agent and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "Early Settlement Amount") equal to the product of (i)(A) the Stated Amount times (B) the number of Forward Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Forward Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Forward Purchase Contracts.

         (c) Except as provided in the immediately preceding paragraph and subject to Section 5.12(c), no payment or adjustment shall be made upon Early Settlement of any Forward Purchase Contract on account of any Contract Adjustment Payments accrued on such Forward Purchase Contract or on account of dividends payable on the Common Stock issued upon such Early Settlement, the Record Date for which payment occurs prior to the Early Settlement Date. If the foregoing requirements are first satisfied with respect to Forward Purchase Contracts underlying any Securities at or prior to 5:00 p.m. (New York City time) on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day (so long as such next succeeding Business Day is not later than the fifth Business Day immediately preceding the Forward Purchase Contract Settlement Date).

         (d) Upon Early Settlement of Forward Purchase Contracts by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to receive [ ] shares of Common Stock on account of each Forward Purchase Contract as to which Early Settlement is effected (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.8, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.

         (e) No Early Settlement will be permitted under this Section 5.8 unless, at the time of delivery of the Election to Settle Early form or the time the Early Settlement is effected, there is an effective registration statement with respect to the shares of Common Stock to be issued and delivered in connection with such Early Settlement, if such a registration statement is required (in the view of counsel, which need not be in the form of a written opinion, for either the Company or the Agent) under the Securities Act. If such a registration statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to (A) have in effect a registration statement covering the shares of Common Stock to be delivered in respect of the Forward Purchase Contracts being settled and (B) provide a prospectus in connection therewith, in each case in a form that the Agent may use in connection with such Early Settlement.

         (f) No later than the third Business Day after the applicable Early Settlement Date the Company shall cause:

                 (i) the shares of Common Stock issuable upon Early Settlement of the Forward Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.10; and

                 (ii) the related shares of Preferred Stock or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of Income PRIDES, or the related Treasury Securities, in the case of Growth PRIDES, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Agent for delivery to the Holder thereof or its designee.

         (g) Upon Early Settlement of any Forward Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Preferred Stock, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the Election to Settle Early form on the reverse of the Certificate evidencing the related Securities:

                 (i) transfer to the Holder the Preferred Stock, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Securities; and

                 (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10; and

                 (iii) if so required under the Securities Act, deliver a prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.8(e).

         (h) In the event that Early Settlement is effected with respect to Forward Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Co-Issuers shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Co-Issuers, a Certificate evidencing the Securities as to which Early Settlement was not effected.

Section 5.9.      Early Settlement Upon Merger.

         In the event of a merger or consolidation of the Company which qualifies as a Cash Merger as described in Section 5.5(b), the provisions of
Section 5.5(b) shall apply.

Section 5.10.     No Fractional Shares.

         No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Forward Purchase Contract Settlement Date or upon Early Settlement of any Forward Purchase Contracts. If Certificates evidencing more than one Forward Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Forward Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Forward Purchase Contracts on the Forward Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.9 in a timely manner.

Section 5.11.     Charges and Taxes.

         The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Forward Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no such tax is due.

Section 5.12.     Contract Adjustment Payments.

         (a) Subject to Section 5.13, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Forward Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Adjustment Payments will be payable at the office of the Agent in New York City maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register or by wire transfer to the account designated by a prior written notice from such Holder. If any date on which Contract Adjustment Payments are to be made is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of any such delay). Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         (b) Upon the occurrence of a Termination Event, the Company's obligation to pay future Contract Adjustment Payments (including any accrued or deferred Contract Adjustment Payments) shall cease.

         (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the reestablishment of Income PRIDES) any other Certificate shall carry the right to accrued or deferred and unpaid Contract Adjustment Payments and the right to accrue Contract Adjustment Payments, which rights were carried by the Forward Purchase Contracts underlying such other Certificates.

         (d) Subject to Section 5.8 or Section 5.9, in the case of any Security with respect to which Early Settlement has been effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Contract Adjustment Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Security is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Forward Purchase Contract is effected, Contract Adjustment Payments that would otherwise be payable after the Early Settlement Date with respect to such Forward Purchase Contract shall not be payable.

         (e) The Company's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

         (f) In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.12(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

                 (i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities are entitled to receive any Contract Adjustment Payments on the Forward Purchase Contracts underlying the Securities;

                 (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities would be entitled except for the provisions of Section 5.12(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Forward Purchase Contracts underlying the Securities, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Securities; and

                 (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Forward Purchase Contracts underlying the Securities, shall be received by the Agent or the Holders of any of the Securities when such payment or distribution is prohibited pursuant to Section 5.12(e) through (q), such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

         (g) For purposes of Section 5.12(e) through (q), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.12(e) through
(q) with respect to such Contract Adjustment Payments on the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

         (h) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.12(e) through (g) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

         (i) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Forward Purchase Contracts underlying the Securities is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.12(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of
Section 5.12(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         (j) Nothing contained in Section 5.12(e) through (q) or elsewhere in this Agreement or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.12(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         (k) Upon payment or distribution of assets of the Company referred to in Section 5.12(e) through (q), the Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.12(e) through (q).

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

         (l) The Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Section 5.12(e) through
(q), the Agent may request such Person to furnish evidence to the reasonable satisfaction of the Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.12(e) through (q), and, if such evidence is not furnished, the Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         (m) Nothing contained in Section 5.12(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in these
Section 5.12(e) through (q).

         (n) Each Holder of Securities, by his acceptance thereof, authorizes and directs the Agent on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section
5.12 (e) through (q) and appoints the Agent his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

         (o) The Company shall give prompt written notice to the Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Agent in respect of the Securities pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.12(e) through (q) or any other provisions of this Agreement, the Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Agent, or the taking of any other action by the Agent, unless and until the Agent shall have received written notice thereof marked "Urgent" and mailed or delivered to the Agent at its Corporate Trust Services department from the Company, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

         (p) The Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Agent of any of its rights as such holder.

         (q) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         (r) Nothing in this Section 5.12 shall apply to claims of, or payments to, the Agent under or pursuant to Section 7. 7.

         (s) With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement; (ii) the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; (iii) no implied covenants or obligations shall be read into this Agreement against the Agent; and (iv) the Agent shall not be deemed to be a fiduciary as to such holders.

Section 5.13.     Deferral of Contract Adjustment Payments.

         (a) The Company has the right to defer payment of all or part of the Contract Adjustment Payments in respect of each Forward Purchase Contract until no later than the Forward Purchase Contract Settlement Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than one Business Day prior to such Record Date. If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment Payments at a rate equal to [ ]% per annum, compounding quarterly, until such deferred installments are paid in full. Deferred Contract Adjustment Payments shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section. No deferral period may end on a date other than a Payment Date. Except as otherwise provided in
Section 5.12(d), in the case of any Security with respect to which Early Settlement of the underlying Forward Purchase Contract is effected on an Early Settlement Date, the Holder will have no right to receive any accrued or deferred Contract Adjustment Payments.

         (b) Subject to Section 5.13(c), in the event the Company elects to defer the payment of Contract Adjustment Payments on the Forward Purchase Contracts until the Forward Purchase Contract Settlement Date, each Holder will receive on the Forward Purchase Contract Settlement Date the aggregate amount of accrued and unpaid Contract Adjustment Payments. The Company shall pay such amounts on the Forward Purchase Contract Settlement Date in the manner described in Section 5.3(d).

         (c) The Company has the right to elect, by giving written notice to the Holders and the Agent at least ten Business Days prior to the Forward Purchase Contract Settlement Date, in lieu of a cash payment to issue to each Holder a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder divided by (y) the Applicable Market Value; provided that at such time there is in effect a registration statement with respect to the shares of Common Stock to be delivered in connection with such deferred Contract Adjustment Payment, if such a registration statement is required (in the view of counsel, which need not be in the form of a written opinion, for either the Company or the Agent) under the Securities Act. If the Company elects to pay such deferred Contract Adjustment Payments in shares of Common Stock in lieu of cash, no fractional shares of Common Stock will be issued by the Company. In lieu of fractional shares otherwise issuable with respect to such payment of deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash equal to the fraction of a share times the Applicable Market Value as provided in Section 5.10 hereof.

         (d) In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until all deferred Contract Adjustment Payments have been paid, the Company shall not, and shall not permit any of its subsidiaries to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's capital stock other than:

                 (i) purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its right to defer the Contract Adjustment Payments;

                 (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock;

                 (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

                 (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of capital stock in connection with the issuance or exchange of the Company's capital stock (or securities convertible into or exchangeable for shares of the Company's capital stock); or

                 (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

                                   ARTICLE VI
                                    REMEDIES

Section 6.1. Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock.

         Each Holder of a Security shall have the right, which is absolute and unconditional, (i) subject to the right of the Company to defer such payments in accordance with Section 5.13, and



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

to forfeiture of any deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.8 or 5.9 or upon the occurrence of a Termination Event, to receive each Contract Adjustment Payment with respect to the Forward Purchase Contract comprising a part of such Security on the respective Payment Date for such Security; and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Forward Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to purchase shares of Common Stock and such rights shall not be impaired without the consent of such Holder.

Section 6.2.      Restoration of Rights and Remedies.

         If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, each Co-Issuer and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.3.      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of
Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.4.      Delay or Omission Not Waiver.

         No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.5.      Undertaking for Costs.

         All parties to this Agreement agree, and each Holder of a Security, by its acceptance of such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Co-Issuers, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding

Securities, or to any suit instituted by any Holder for the enforcement of Dividends on any Preferred Stock or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase Common Stock under the Forward Purchase Contracts constituting part of any Security held by such Holder.

Section 6.6.      Waiver of Stay or Extension Laws.

         Each of the Co-Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and each of the Co-Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII
                                    THE AGENT

Section 7.1.      Certain Duties and Responsibilities.

         (a)      The Agent:

                  (1) undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement or the Pledge Agreement against the Agent; and

                  (2) in the absence of bad faith, willful misconduct or negligence on its part, the Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement or the Pledge Agreement or Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Pledge Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

         (b) No provision of this Agreement or the Pledge Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section; and



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

                 (2) no provision of this Agreement or the Pledge Agreement or the Remarketing Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if indemnity satisfactory to the Agent is not provided to it.

         (c) the Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority of the Outstanding Securities.

         (d) Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

         (e) The Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Agent.

Section 7.2.      Notice of Default.

         Within 30 days after the occurrence of any default by the Co-Issuers hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Co-Issuers and the Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

Section 7.3.      Certain Rights of Agent.

         Subject to the provisions of Section 7.1:

         (a) the Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Co-Issuers mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Co-Issuer Order or Co-Issuer Request, and any resolution of the Board of Directors of either Co-Issuer may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Agreement, the Pledge Agreement or the Remarketing Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Co-Issuers;

         (d) the Agent may consult with counsel of its selection appointed with due care by it hereunder and the written advice of such counsel or any Opinion of Counsel shall be full and



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

complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, and at the expense of the Co-Issuers, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Forward Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the relevant books, records and premises of the Co-Issuers, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

         (f) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder;

         (g) the Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Agent security or indemnity satisfactory to the Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (h) the Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (i) the Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Agent at the Corporate Trust Office of the Agent, and such notice references the Securities and this Agreement;

         (j) the Agent may request that the Co-Issuers deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

         (k) the rights, privileges, protections, immunities and benefits given to the Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

         (l) The Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein.



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Section 7.4.      Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Certificates shall be taken as the statements of the Co-Issuers and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Forward Purchase Contracts.

Section 7.5.      May Hold Securities.

         Any Security Registrar or any other agent of the Co-Issuers, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Co-Issuers, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Agent.

Section 7.6.      Money Held in Custody.

         Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Co-Issuers.

Section 7.7.      Compensation and Reimbursement.

         The Co-Issuers, jointly and severally, agree:

         (1) to pay to the Agent compensation for all services rendered by it hereunder, under the Pledge Agreement and under the Remarketing Agreement as the Co-Issuers, or either one of them, and the Agent shall from time to time agree in writing;

         (2) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement, the Pledge Agreement and the Remarketing Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; and

         (3) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any claim, demand, loss, liability, or expense incurred (or to which it is subjected to) without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Pledge Agreement and the Remarketing Agreement, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Co-Issuers, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.


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         The provisions of this Section 7.7 shall survive the resignation and removal of the Agent and the termination of this Agreement.

Section 7.8.      Corporate Agent Required; Eligibility.

         There shall at all times be an Agent hereunder which shall be a corporation or bank organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.9.      Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

         (b) The Agent may resign at any time by giving written notice thereof to the Co-Issuers 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition, at the expense of the Co-Issuers, any court of competent jurisdiction for the appointment of a successor Agent.

         (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Co-Issuers. If the instrument of acceptance by a successor Agent required by
Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice or removal, the Agent being removed may petition, at the expense of the Co-Issuers, any court of competent jurisdiction for the appointment of a successor Agent.

         (d)      If at any time:

                 (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Co-Issuers or by any Holder who has been a bona fide Holder of a Security for at least six months; or


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

                 (2) the Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Co-Issuers or by any such Holder; or

                 (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Co-Issuers by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

         (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Co-Issuers, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Co-Issuers and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, or the Agent may, petition at the expense of the Co-Issuers, any court of competent jurisdiction for the appointment of a successor Agent.

         (f) The Co-Issuers shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

Section 7.10.     Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Co-Issuers and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Co-Issuers or the successor Agent, such retiring Agent shall, upon payment of its charges and all other amounts due to the Agent pursuant to Section 7.7, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

          (b) Upon request of any such successor Agent, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section 7.10.

          (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.




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Section 7.11.     Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

Section 7.12.     Preservation of Information; Communications to Holders.

         (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Security Registrar.

         (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall, mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 7.13.     No Obligations of Agent.

         Except to the extent otherwise expressly provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Forward Purchase Contract in respect of the obligations of the Holder of any Security thereunder. Each of the Co-Issuers agrees, and each Holder of a Certificate, by his or her acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Forward Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Agent and regardless of the form of action.



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Section 7.14.     Tax Compliance.

         (a) The Agent, on its own behalf and on behalf of the Co-Issuers, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

         (b) The Agent shall comply in accordance with the terms hereof with any written direction received from the Co-Issuers with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.1(a)(2) hereof.

         (c) The Agent shall maintain in accordance with its customary procedures all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to each of the Co-Issuers or their respective authorized representatives within a reasonable period of time after receipt of such request.

                                  ARTICLE VIII
                             SUPPLEMENTAL AGREEMENTS

Section 8.1.      Supplemental Agreements Without Consent of Holders.

         Without the consent of any Holders, the Co-Issuers and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Co-Issuers and the Agent to:

                 (1) evidence the succession of another Person to either Co-Issuer, and the assumption by any such successor of the covenants of such Co-Issuer herein and in the Certificates;

                 (2) add to the covenants of the Co-Issuers for the benefit of the Holders, or to surrender any right or power herein conferred upon the Co-Issuers;

                 (3) evidence and provide for the acceptance of appointment hereunder by a successor Agent;

                 (4) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.5(b); or

                 (5) cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.


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Section 8.2.      Supplemental Agreements with Consent of Holders.

         (a) With the consent of the Holders of not less than a majority of the Outstanding Securities voting together as one class, by Act of said Holders delivered to the Co-Issuers and the Agent, the Co-Issuers, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Forward Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Security affected thereby,

                 (1) change any Payment Date;

                 (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Forward Purchase Contract, impair the right of the Holder of any Forward Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of Income PRIDES to substitute the Treasury Securities for the Pledged Preferred Stock or the rights of holders of Growth PRIDES to substitute Preferred Stock for the Pledged Treasury Securities) or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

                 (3) impair the right to institute suit for the enforcement of any Forward Purchase Contract, any Contract Adjustment Payments or any deferred Contract Adjustment Payments;

                 (4) change the place or currency of payment for any amounts payable in respect of the Securities, reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Forward Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Forward Purchase Contract or change the Forward Purchase Contract Settlement Date or the right to Early Settlement following a Cash Merger or otherwise adversely affect the Holder's rights under any Forward Purchase Contract;

                 (5) reduce any Contract Adjustment Payments or deferred Contract Adjustment Payments or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable; or

                 (6) reduce the percentage of the Outstanding Securities the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, any supplemental agreements, the Forward Purchase Contracts or the Pledge Agreement;

provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of Holders as of the Record Date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous



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

consent of the Holders of each Outstanding Security of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) through (6) above.

         (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.3.      Execution of Supplemental Agreements.

         In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be provided, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

Section 8.4.      Effect of Supplemental Agreements.

         Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.5.      Reference to Supplemental Agreements.

         Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Co-Issuers shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Co-Issuers, to any such supplemental agreement may be prepared and executed by the Co-Issuers and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for outstanding Certificates.

                                   ARTICLE IX
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.1. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.

         Each of the Co-Issuers covenants that it will not (1) consolidate with or merge into any other entity or (2) sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person other than, with respect to clause (2), a direct or indirect wholly-owned subsidiary of the Company, unless:




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

                  (i) either such Co-Issuer shall be the continuing corporation, or the successor (if other than such Co-Issuer) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of such Co-Issuer under this Agreement, the Forward Purchase Contracts, the Pledge Agreement and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation; and

                  (ii) such Co-Issuer or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, merger, sale, assignment, transfer, lease or conveyance, be in default of its payment obligations under this Agreement, the Forward Purchase Contracts, the Pledge Agreement or the Remarketing Agreement or in material default in the performance of any covenant or condition under such agreements or under the Securities.

Section 9.2. Rights and Duties of Successor Corporation.

         (a) In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.1, such successor corporation shall succeed to and be substituted for the applicable Co-Issuer with the same effect as if it had been named herein as the applicable Co-Issuer. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Provident Financial Group, Inc., PFGI Capital Corporation or The Provident Bank, as the case may be, any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the applicable Co-Issuer and delivered to the Agent; and, upon the order of such successor corporation, instead of such Co-Issuer, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the applicable Co-Issuer to the Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

         (b) In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

Section 9.3. Officers' Certificate and Opinion of Counsel Given to the Agent.

         The Agent, subject to Sections 7.1 and 7.3, shall receive an Officers' Certificate and Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.


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                                    ARTICLE X
                                    COVENANTS

Section 10.1.     Performance under Forward Purchase Contracts.

         The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Forward Purchase Contracts in accordance with the terms of the Forward Purchase Contracts and this Agreement.

Section 10.2.     Maintenance of Office or Agency.

         (a) The Co-Issuers will maintain in the Borough of Manhattan, The City of New York an office or agency where Certificates may be presented or surrendered for acquisition of Common Stock upon settlement of the Forward Purchase Contracts on the Forward Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of an Income PRIDES and where notices and demands to or upon the Co-Issuers in respect of the Securities and this Agreement may be served. The Co-Issuers will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. The Co-Issuers initially designate the principal corporate trust office of the Agent in the Borough of Manhattan, The City of New York, as such office of the Co-Issuers. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or at the Agent's principal corporate trust office in The City of New York, and each of the Co-Issuers hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

         (b) The Co-Issuers may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Co-Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Co-Issuers will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Co-Issuers hereby designate as the place of payment for the Securities the Corporate Trust Office and appoints the Agent, acting through its principal corporate trust office in The City of New York as paying agent in such city.

Section 10.3.     Company to Reserve Common Stock.

         The Company shall at all times prior to the Forward Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Forward Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

Section 10.4. Covenants as to Common Stock.

         The Company covenants that all Common Stock which may be issued against tender of payment in respect of any Forward Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

Section 10.5. Statements of Officers of the Co-Issuers as to Default.

         The Co-Issuers shall deliver to the Agent, within 120 days after the end of each fiscal year of the Co-Issuers (which as of the date hereof is December 31) ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of each of the Co-Issuers), stating whether or not to the knowledge of the signers thereof the applicable Co-Issuer is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Co-Issuers shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.6. ERISA.

         Any Holder of the Securities or any interest in the Securities will be deemed to have represented by its purchase and holding of such Securities that either (i) it is not a Plan and is not purchasing the Securities or an interest in the Securities on behalf of or with "plan assets" of any Plan, or (ii) its purchase, holding and disposition of the Securities or interest in the Securities (and any transactions involving the components comprising the Securities) will not result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Section 10.7. Tax Treatment.

         The Co-Issuers covenant and agree to treat each Holder as the owner, for United States federal income tax purposes, of the applicable interest in the Collateral Account, including the Preferred Stock and Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          PROVIDENT FINANCIAL GROUP, INC.





                                          By:____________________________
                                          Name:
                                          Title:


                                          THE PROVIDENT BANK


                                          By:____________________________
                                          Name:
                                          Title:



                                          PFGI CAPITAL CORPORATION


                                          By:____________________________
                                          Name:
                                          Title:





                                          J.P. MORGAN TRUST COMPANY, NATIONAL
                                          ASSOCIATION, not individually but
                                          solely as Forward Purchase Contract
                                          Agent and as attorney-in-fact for the
                                          Holders of Forward Purchase Contracts


                                          By: ________________________________
                                              Name:
                                              Title:

                                                                      EXHIBIT A


                   (FORM OF FACE OF INCOME PRIDES CERTIFICATE)

         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE FORWARD PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE FORWARD PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         ANY HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST IN THE SECURITIES WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING OF SUCH SECURITIES THAT EITHER (i) IT IS NOT A PLAN AND IS NOT PURCHASING THE SECURITIES OR AN INTEREST IN THE SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (ii) ITS PURCHASE, HOLDING AND DISPOSITION OF THE SECURITIES OR INTEREST IN THE SECURITIES (AND ANY TRANSACTIONS INVOLVING THE COMPONENTS COMPRISING THE SECURITIES) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF ANY SIMILAR LAWS (AS ALL TERMS ARE DEFINED IN THE FORWARD PURCHASE CONTRACT AGREEMENT).

No.                                                      CUSIP No. 74386X  20 5
Number of Income PRIDES:

                            Income PRIDES Certificate

         This Income PRIDES Certificate certifies that Cede & Co is the registered Holder of the number of Income PRIDES set forth above (as the same may be adjusted for the books and records of the Securities Registrar and the Depositary). Each Income PRIDES represents (i) either (a) beneficial ownership by the Holder of one share of [ ]% Series A non-cumulative Preferred Stock with a Liquidation Preference of $25 (the "REIT Preferred Stock") of PFGI Capital Corporation, a corporation organized under the laws of the State of Maryland (the "REIT"), subject to the Pledge of such Preferred Stock by such Holder pursuant to the Pledge Agreement, (b) following an Automatic Exchange, one share of [ ]% Series A Preferred Stock of The Provident Bank (the "Bank Preferred Stock"), subject to the Pledge of such Preferred Stock by such Holder pursuant to the Pledge Agreement, or (c) upon the occurrence of a Special Event Redemption prior to the Forward Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest of the Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Forward Purchase Contract with Provident Financial Group, Inc., an Ohio corporation (the "Company"). The REIT Preferred Stock, or, upon the occurrence of an Automatic Exchange, the Bank Preferred Stock, is herein referred to as the "Preferred Stock" All capitalized terms used herein which are defined in the Forward Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting part of each Income PRIDES evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Forward Purchase Contract comprising a portion of such Income PRIDES.

         The Pledge Agreement provides that all payments of Dividends with respect to any pledged Preferred Stock, or cash distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, or payments of the Liquidation Preference on the pledged Preferred Stock or payments on the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of the Income PRIDES received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) Dividends with respect to pledged Preferred Stock, or cash distributions with respect to the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, or (B) any Liquidation Preference on the pledged Preferred Stock or any amount with respect to the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent

(provided, that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payment of the Liquidation Preference with respect to the pledged Preferred Stock or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, that has not been released from the Pledge in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Income PRIDES of which such pledged Preferred Stock or the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, are a part under the Forward Purchase Contracts forming a part of such Income PRIDES. Dividends on any Preferred Stock and distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of an Income PRIDES evidenced hereby, which are payable quarterly in arrears on February 17, May 17, August 17 and November 17, each year, commencing November 17, 2002 (a "Payment Date"), shall, subject to receipt thereof from the Collateral Agent, be paid to the Person in whose name this Income PRIDES Certificate (or a Predecessor Income PRIDES Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Each Forward Purchase Contract evidenced hereby obligates the Holder of this Income PRIDES Certificate to purchase, and the Company to sell, on August 17, 2005 (the "Forward Purchase Contract Settlement Date"), at a price equal to $25 (the "Stated Amount"), a number of newly issued shares of Common Stock, no par value ("Common Stock"), of the Company, equal to the Settlement Rate, unless prior to or on the Forward Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Income PRIDES of which such Forward Purchase Contract is a part, or as provided in the Forward Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Forward Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Forward Purchase Contract Settlement Date by application of (1) cash received from a Holder or (2) payment received in respect of the Preferred Stock pursuant to the Remarketing or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, pledged to secure the obligations of the Holder under such Forward Purchase Contract of the Holder of the Income PRIDES of which such Forward Purchase Contract is a part.

         Subject to the last two sentences of this paragraph, the Company shall pay, on each Payment Date, in respect of each Forward Purchase Contract forming part of an Income PRIDES evidenced hereby, an amount (the "Contract Adjustment Payments") equal to [ ]% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Income PRIDES Certificate is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer such Contract Adjustment Payments until no later than the Forward Purchase Contract Settlement Date (as described in the Forward Purchase Contract Agreement) and shall pay interest on any such deferred payments at a rate of [ ]% per annum. If the Company defers Contract Adjustment Payments until the Forward Purchase Contract Settlement Date, the Company has the right to elect, in lieu of a cash payment, to pay such deferred Contract Adjustment Payment in Common Stock; provided that at such time, if then required under U.S. federal securities laws, there is in effect a registration statement under the Securities Act covering such Common Stock.

         Dividends on the Preferred Stock and distributions on the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio and Contract Adjustment Payments will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register or by wire transfer to the account designated by a prior written notice from such Person.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Income PRIDES Certificate shall not be entitled to any benefit under the Pledge Agreement or the Forward Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed.


         Dated:                            PROVIDENT FINANCIAL GROUP, INC.
                ---------------


                                           By: _________________________________
                                                 Name:
                                                 Title:


                                           PFGI CAPITAL CORPORATION


                                           By: _________________________________
                                                 Name:
                                                 Title:


                                           HOLDER SPECIFIED ABOVE (as to
                                           obligations of such Holder under the
                                           Forward Purchase Contracts evidenced
                                           hereby)


                                           By: J.P. MORGAN TRUST COMPANY,
                                           NATIONAL ASSOCIATION, not
                                           individually but solely as Forward
                                           Purchase Contract Agent and as
                                           attorney-in-fact for such Holder


                                           By: ________________________________
                                                 Name:
                                                 Title:


                      AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Income PRIDES Certificates referred to in the within mentioned Forward Purchase Contract Agreement.


                                           J.P. MORGAN TRUST COMPANY, NATIONAL
                                           ASSOCIATION, as Forward Purchase
                                           Contract Agent


                                           By: ________________________________
                                               Authorized Signatory

                 (FORM OF REVERSE OF INCOME PRIDES CERTIFICATE)

         Each Forward Purchase Contract evidenced hereby is governed by a forward purchase contract agreement, dated as of June 12, 2002 (as may be supplemented from time to time, the "Forward Purchase Contract Agreement"), by and among the Company, PFGI Capital Corporation, a corporation organized under the laws of the State of Maryland (the "REIT"), The Provident Bank, an Ohio state-chartered member of the Federal Reserve System (the "Bank; the Company together with the REIT, or, upon the occurrence of a Automatic Exchange, the Bank, the "Co-Issuers"), and J.P. Morgan Trust Company, National Association, a corporation organized and existing under the laws of the United States, as forward purchase contract agent (including its successors thereunder, the "Agent"), to which Forward Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Income PRIDES Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the terms of the Forward Purchase Contract Agreement, the terms of the Forward Purchase Contract Agreement shall prevail.

         Each Forward Purchase Contract evidenced hereby obligates the Holder of this Income PRIDES Certificate to purchase, and the Company to sell, on the Forward Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, unless, prior to the Forward Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Forward Purchase Contract is a part or an Early Settlement shall have occurred. The "Settlement Rate" is equal to:

                 (1) if the Applicable Market Value (as defined below) is greater than or equal to $[ ] (the "Threshold Appreciation Price"), [ ] shares of Common Stock per Forward Purchase Contract;

                 (2) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $[ ] (the "Reference Price"), the number of shares of Common Stock per Forward Purchase Contract having a value equal to the Stated Amount divided by the Applicable Market Value; and

                 (3) if the Applicable Market Value is less than or equal to the Reference Price, [ ] shares of Common Stock per Forward Purchase Contract,

in each case subject to adjustment as provided in the Forward Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share.

         No fractional shares of Common Stock will be issued upon settlement of Forward Purchase Contracts, as provided in the Forward Purchase Contract Agreement.

         Each Forward Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Income PRIDES to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the Forward Purchase Contract Settlement Date.

         The "Closing Price" per share of the Common Stock on any date of determination means the:

                 (1) the closing bid price (or, if no closing price is reported, the last reported bid price) of the Common Stock on the Nasdaq National Market System (the "Nasdaq") on such date;

                 (2) if the Common Stock is not quoted on the Nasdaq on any such date, the closing sales price as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed;

                 (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                 (4) if such bid price is not available, the market value of the Common Stock on such date as of 4:00 p.m. (New York City time) as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "Trading Day" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Forward Purchase Contract Agreement, the Holder of this Income PRIDES Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Forward Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement or from the proceeds of the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or a Remarketing of the related pledged Preferred Stock. Unless a Special Event Redemption has occurred, a Holder of Income PRIDES who does not (1) on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Forward Purchase Settlement Date, notify the Agent of its intention to effect a Cash Settlement, or (2) on or prior to 10:00 a.m. (New York City time) on the seventh Business Day prior to the Forward Purchase Contract Settlement Date, make an effective Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Forward Purchase Contract from the proceeds of the sale of the related pledged Preferred Stock held by the Collateral Agent. Unless a Special Event Redemption has occurred, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement, on the fifth Business Day immediately preceding the Forward Purchase Contract Settlement Date. If a Special Event Redemption has occurred, a Holder of Income PRIDES who does not notify the Agent, on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Forward Purchase Contract Settlement Date, of its intention to effect a Cash Settlement or an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Forward Purchase Contract from the proceeds at maturity of the Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio.

         If, as provided in the Forward Purchase Contract Agreement and the Pledge Agreement, (i) upon the occurrence of a Failed Remarketing, or (ii) if a Holder notifies the Agent of its intention to effect a Cash Settlement but fails to deliver the Purchase Price in cash on or prior to the Business Day immediately preceding the Forward Purchase Contract Settlement Date, the Collateral Agent for the benefit of the Company shall exercise its rights as a secured party with respect to the pledged Preferred Stock related to this Income PRIDES Certificate in full satisfaction of the Holders' obligations under the Forward Purchase Contract Agreement to pay the Purchase Price for the Common Stock.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Forward Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         Each Forward Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the pledged Preferred Stock or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio forming a part of each Income PRIDES from the pledge. An Income PRIDES shall thereafter represent the right to receive the Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio forming a part of such Income PRIDES in accordance with the terms of the Forward Purchase Contract Agreement and the Pledge Agreement.

         Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the pledged Preferred Stock. Upon receipt of notice of any meeting at which Holders of Preferred Stock are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Preferred Stock, the Agent shall, as soon as practicable thereafter, mail to the Income PRIDES holders a notice:

                 (a) containing such information as is contained in the notice or solicitation;

                 (b) stating that each Income PRIDES holder on the Record Date set by the Agent therefor (which, to the extent possible, shall be the same date as the Record Date for determining the holders of Preferred Stock entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Preferred Stock constituting a part of such Holder's Income PRIDES; and

                 (c) stating the manner in which such instructions may be given.

         Upon the written request of the Income PRIDES Holders on such Record Date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Preferred Stock as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Income PRIDES, the Agent shall abstain from voting the Preferred Stock evidenced by such Income PRIDES.

         Subject to Section 4.3 of the Forward Purchase Contract Agreement, upon the occurrence of a Special Event Redemption prior to the Forward Purchase Contract Settlement Date, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall apply, out of the aggregate Redemption Price, an amount equal to the Redemption Amount for the Preferred Stock that are components of Income PRIDES to purchase on behalf of the Holders of Income PRIDES, the Treasury Portfolio and promptly (a) transfer the Applicable Ownership Interest of the Treasury Portfolio to the Collateral Account to secure the obligations of each Holder of Income PRIDES to purchase shares of Common Stock under the Forward Purchase Contracts constituting a part of such Income PRIDES and (b) remit the remaining portion of such funds to the Agent for payment to the Holders of such Income PRIDES.

         Following the occurrence of a Special Event Redemption prior to the Forward Purchase Contract Settlement Date, the Holders of Income PRIDES and the Collateral Agent shall have such security interest, rights and obligations with respect to the Applicable Ownership Interest of the Treasury Portfolio as the Holder of Income PRIDES and the Collateral Agent had in respect of the Preferred Stock, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement and any reference herein to the Preferred Stock shall be deemed to be a reference to such Treasury Portfolio.

         Upon the occurrence of a Successful Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the aggregate Liquidation Preference of the Preferred Stock to satisfy the Holders' obligation to purchase Common Stock, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such proceeds of the Successful Remarketing to the Agent for payment to the Holders of such Income PRIDES.

         The Income PRIDES Certificates are issuable only in registered form and only in denominations of a single Income PRIDES and any integral multiple thereof. The transfer of any Income PRIDES Certificate will be registered and Income PRIDES Certificates may be exchanged as provided in the Forward Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Forward Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Treasury Securities for Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, thereby creating Growth PRIDES, shall be responsible for any fees or expenses associated therewith. Except as provided in the Forward Purchase Contract Agreement, for so long as the Forward Purchase

Contract underlying an Income PRIDES remains in effect, such Income PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Income PRIDES in respect of the Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be and the Forward Purchase Contract constituting such Income PRIDES may be transferred and exchanged only as an Income PRIDES.

         A Holder of an Income PRIDES may create a Growth PRIDES by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount at maturity equal to the aggregate Liquidation Preference of the pledged Preferred Stock or the appropriate Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Forward Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, each Security for which such pledged Treasury Securities secures the Holder's obligation under the Forward Purchase Contract shall be referred to as a "Growth PRIDES." A Holder may make such Collateral Substitution only in integral multiples of 40 Income PRIDES for 40 Growth PRIDES. If the Treasury Portfolio has replaced the Preferred Stock as a component of the Income PRIDES as a result of a Special Event Redemption, a Holder of Income PRIDES may make such Collateral Substitutions only in integral multiples of [ ] Income PRIDES. Such Collateral Substitution may cause the Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Income PRIDES Certificate shall not exceed $400,000,000.

         A Holder of Growth PRIDES may recreate Income PRIDES in accordance with the terms of the Forward Purchase Contract Agreement and the Pledge Agreement by delivering to the Collateral Agent Preferred Stock with an aggregate Liquidation Preference equal to the Stated Amount of the related Growth PRIDES in exchange for the release of such pledged Treasury Securities. Any such recreation of an Income PRIDES may be effected only in multiples of 40 Growth PRIDES for 40 Income PRIDES. If the Treasury Portfolio has replaced the Preferred Stock as a component of the Income PRIDES as a result of a Special Event Redemption, a Holder of Growth PRIDES may recreate Income PRIDES in accordance with the terms of the Forward Purchase Contract Agreement and the Pledge Agreement by delivering to the Collateral Agent the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio with an aggregate principal amount equal to the aggregate principal amount at maturity of the pledged Treasury Securities in exchange for the release of such pledged Treasury Securities. Any such recreation of an Income PRIDES may be effected only in integral multiples of [ ] Growth PRIDES.

         Subject to the next following paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Forward Purchase Contract to the Person in whose name the Income PRIDES Certificate evidencing such Forward Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Agent in New York City or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

         The Company has the right to defer payment of all or part of the Contract Adjustment Payments in respect of each Forward Purchase Contract until no later than the Forward Purchase Contract Settlement Date. If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment Payments at a rate equal to [ ]% per annum, compounding quarterly, until such deferred installments are paid. In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Forward Purchase Contracts until the Forward Purchase Contract Settlement Date, each Holder will receive on the Forward Purchase Contract Settlement Date the aggregate amount of accrued and unpaid Contract Adjustment Payments. If the Company defers Contract Adjustment Payments until the Forward Purchase Contract Settlement Date, the Company has the right to elect, in lieu of a cash payment, to pay such deferred Contract Adjustment Payment in Common Stock; provided that at such time, if then required under U.S. federal securities laws, there is in effect a registration statement under the Securities Act covering such Common Stock.

         The Forward Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Forward Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

         Upon the occurrence of a Cash Merger, a Holder of Income PRIDES may effect Early Settlement of the Forward Purchase Contract underlying such Income PRIDES pursuant to the terms of Section 5.9 of the Forward Purchase Contract Agreement. In addition, a Holder of Income PRIDES may effect Early Settlement of the Forward Purchase Contract underlying such Income PRIDES pursuant to the terms of Section 5.8 of the Forward Purchase Contract Agreement. Upon Early Settlement of Forward Purchase Contracts by a Holder of the related Income PRIDES, the pledged Preferred Stock or pledged Applicable Ownership Interests of the Treasury Portfolio underlying such Income PRIDES shall be released from the pledge as provided in the Pledge Agreement.

         Upon registration of transfer of this Income PRIDES Certificate the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Forward Purchase Contract Agreement) under the terms of the Forward Purchase Contract Agreement, the Pledge Agreement and the Forward Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Forward Purchase Contract Agreement, the Pledge Agreement and the Forward Purchase Contracts evidenced by this Income PRIDES Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Income PRIDES Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Forward Purchase Contracts forming part of the Income PRIDES evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Forward Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Forward Purchase Contracts, consents to the provisions of the Forward Purchase Contract Agreement, authorizes the Agent to enter into and perform the Forward Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying this Income PRIDES Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Forward Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the pledged Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, on the Forward Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Forward Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Forward Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Forward Purchase Contracts.

         The Forward Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         Prior to due presentment of this Certificate for registration or transfer, the Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Income PRIDES Certificate is registered as the owner of the Income PRIDES evidenced hereby for the purpose of receiving payments of Dividends on the Preferred Stock, receiving payments of Contract Adjustment Payments (subject to any applicable Record Date), performance of the Forward Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Forward Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock. A copy of the Forward Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -                                          as tenants in common

UNIF GIFT MIN ACT -                                        Custodian
                                                    ---------------------------
                                                    (cust)              (minor)

         Under Uniform Gifts to Minors Act of

____________________
         (State)

TEN ENT -                                           as tenants by the entireties

JT TEN -                                            as joint tenants with right
                                                    of survivorship and not as
                                                    tenants in common

Additional abbreviations may also be used though not in the above list.

                           ---------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto --------------------------------------------------------------------------
-------------------------------------------------------------------------------
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please Print or Type Name and Address Including Postal Zip Code of Assignee)


the within Income PRIDES Certificates and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________
attorney to transfer said Income PRIDES Certificates on the books of Provident Financial Group, Inc. with full power of substitution in the premises.

Dated:___________________                    __________________________________
                                             Signature

                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Income PRIDES Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: ________________________

                             SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for Common Stock deliverable upon settlement on or after the Forward Purchase Contract Settlement Date of the Forward Purchase Contracts underlying the number of Income PRIDES evidenced by this Income PRIDES Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:_________________                       ___________________________
                                              Signature
                                              Signature Guarantee:_______
                                              (if assigned to another person)


If shares are to be registered
in the name of and delivered to             REGISTERED HOLDER
a Person other than the Holder,
please (i) print such Person's
name and address and (ii) provide           Please print name and address of
a guarantee of your signature and           Registered Holder:
address of Registered Holder:


----------------------------                ------------------------------------
Name                                               Name


----------------------------                ------------------------------------
Address                                            Address


----------------------------                ------------------------------------


----------------------------                ------------------------------------


----------------------------                ------------------------------------


Social Security or other
Taxpayer Identification
Number, if any                              ____________________________________

                            ELECTION TO SETTLE EARLY


         The undersigned Holder of this Income PRIDES Certificate hereby irrevocably exercises the option to effect Early Settlement [following a Cash Merger] in accordance with the terms of the Forward Purchase Contract Agreement with respect to the Forward Purchase Contracts underlying the number of Income PRIDES evidenced by this Income PRIDES Certificate specified below. The undersigned Holder directs that a certificate for Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Income PRIDES Certificate representing any Income PRIDES evidenced hereby as to which Early Settlement of the related Forward Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:__________________                          _____________________________
                                                          Signature


Signature Guarantee:_______________________________

         Number of Securities evidenced hereby as to which Early Settlement of the related Forward Purchase Contracts is being elected:

If Common Stock or Income PRIDES        REGISTERED HOLDER
Certificates are to be registered in the name of and delivered to and Pledged Preferred Stock are to be transferred to a Person other than the Please print name and address of Registered Holder: Holder, please print such Person's name and address:


----------------------------                ------------------------------------
Name                                                  Name


----------------------------                ------------------------------------
Address                                               Address


----------------------------                ------------------------------------


----------------------------                ------------------------------------


----------------------------                ------------------------------------


Social Security or other
Taxpayer Identification
Number, if any                              ____________________________________

Transfer Instructions for Pledged Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, transferable upon Early Settlement or a Termination Event:

----------------------------------

----------------------------------

-----------------------------------

                                                                      EXHIBIT B


                   (FORM OF FACE OF GROWTH PRIDES CERTIFICATE)

         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE FORWARD PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE FORWARD PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         ANY HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING OF SUCH SECURITIES THAT EITHER (i) IT IS NOT A PLAN AND IS NOT PURCHASING THE SECURITIES OR AN INTEREST IN THE SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (ii) ITS PURCHASE, HOLDING AND DISPOSITION OF THE SECURITIES OR INTEREST IN THE SECURITIES (AND ANY TRANSACTIONS INVOLVING THE COMPONENTS COMPRISING THE SECURITIES) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF ANY SIMILAR LAWS (AS ALL TERMS ARE DEFINED IN THE FORWARD PURCHASE CONTRACT AGREEMENT).

No.                                                        CUSIP No. 74386X 30 4
Number of Growth PRIDES:


                            Growth PRIDES Certificate

         This Growth PRIDES Certificate certifies that Cede & Co. is the registered Holder of the number of Growth PRIDES set forth above (as the same may be adjusted for the books and records of the Securities Registrar and the Depositary). Each Growth PRIDES represents (i) a 1/40th undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Forward Purchase Contract with Provident Financial Group, Inc., an Ohio corporation (the "Company"). All capitalized terms used herein which are defined in the Forward Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Growth PRIDES evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Forward Purchase Contract comprising a portion of such Growth PRIDES.

         The Pledge Agreement provides that all payments of the principal of any Treasury Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Holders of the applicable Growth PRIDES to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided, that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day), and (ii) in the case of the principal of any pledged Treasury Securities that has not been released from the Pledge in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Growth PRIDES of which such pledged Treasury Securities are a part under the Forward Purchase Contracts forming a part of such Growth PRIDES.

         Each Forward Purchase Contract evidenced hereby obligates the Holder of this Growth PRIDES Certificate to purchase, and the Company, to sell, on August 17, 2005 (the "Forward Purchase Contract Settlement Date"), at a price equal to $25 (the "Stated Amount"), a number of newly issued shares of Common Stock, no par value ("Common Stock"), of the Company equal to the Settlement Rate, unless prior to or on the Forward Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Growth PRIDES of which such Forward Purchase Contract is a part, or as provided in the Forward Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Forward Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Forward Purchase Contract Settlement Date by application of the Proceeds from the Treasury Securities pledged to secure the obligations under such Forward Purchase Contract in accordance with the terms of the Pledge Agreement of the Growth PRIDES of which such Forward Purchase Contract is a part.

         Subject to the last two sentences of this paragraph, the Company shall pay, on each Payment Date, in respect of each Forward Purchase Contract forming part of a Growth PRIDES evidenced hereby, an amount (the "Contract Adjustment Payments") equal to [ ]% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Growth PRIDES Certificate is registered at the close of business on the Record Date for such Payment Date. The Company may, at its option, defer such Contract Adjustment Payments until no later than the Forward Purchase Contract Settlement Date (as described in the Forward Purchase Contract Agreement) and shall pay interest on any such deferred payments at a rate of [ ]% per annum. If the Company defers Contract Adjustment Payments until the Forward Purchase Contract Settlement Date, the Company has the right to elect, in lieu of a cash payment, to pay such deferred Contract Adjustment Payment in Common Stock; provided that at such time, if then required under U.S. federal securities laws, there is in effect a registration statement under the Securities Act covering such Common Stock.

         The Contract Adjustment Payments will be payable at the office of the Agent in New York City or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register or by wire transfer to the account designated by a prior written notice from such Person.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Growth PRIDES Certificate shall not be entitled to any benefit under the Pledge Agreement or the Forward Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed.


         Dated:                           PROVIDENT FINANCIAL GROUP, INC.
                ---------------


                                          By: _________________________________
                                                   Name:
                                                   Title:


                                          PFGI CAPITAL CORPORATION


                                          By: _________________________________
                                                   Name:
                                                   Title:


                                          HOLDER SPECIFIED ABOVE (as
                                          to obligations of such
                                          Holder under the Forward
                                          Purchase Contracts
                                          evidenced hereby)


                                          By: J.P. MORGAN TRUST COMPANY,
                                          NATIONAL ASSOCIATION, not individually
                                          but solely as Forward Purchase
                                          Contract Agent and as attorney-in-fact
                                          for such Holder


                                          By: ________________________________
                                                Name:
                                                Title:


                      AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Growth PRIDES Certificates referred to in the within mentioned Forward Purchase Contract Agreement.

                                          By: J.P. MORGAN TRUST COMPANY,
                                          NATIONAL ASSOCIATION, as Forward
                                          Purchase Contract Agent


                                          By: _________________________________
                                                Authorized Signatory

                 (FORM OF REVERSE OF GROWTH PRIDES CERTIFICATE)

         Each Forward Purchase Contract evidenced hereby is governed by a forward purchase contract agreement, dated as of June 12, 2002 (as may be supplemented from time to time, the "Forward Purchase Contract Agreement"), by and among the Company, PFGI Capital Corporation, a corporation organized under the laws of the State of Maryland (the "REIT"), The Provident Bank, an Ohio state-chartered member of the Federal Reserve System (the "Bank," the Company together with the REIT, or, upon the occurrence of an Automatic Exchange, the Bank, the "Co-Issuers"), and J.P. Morgan Trust Company, National Association, a corporation organized and existing under the laws of the United States, as forward purchase contract agent (including its successors thereunder, herein called the "Agent"), to which the Forward Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Growth PRIDES Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the terms of the Forward Purchase Contract Agreement, the terms of the Forward Purchase Contract Agreement shall prevail.

         Each Forward Purchase Contract evidenced hereby obligates the Holder of this Growth PRIDES Certificate to purchase, and the Company to sell, on the Forward Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price") a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, unless, prior to the Forward Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Forward Purchase Contract is a part or an Early Settlement shall have occurred. The "Settlement Rate" is equal to:

                 (1) if the Applicable Market Value (as defined below) is greater than or equal to $[ ] (the "Threshold Appreciation Price"), [ ] shares of Common Stock per Forward Purchase Contract;

                 (2) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $[ ] (the "Reference Price"), the number of shares of Common Stock per Forward Purchase Contract having a value equal to the Stated Amount divided by the Applicable Market Value; and

                 (3) if the Applicable Market Value is less than or equal to the Reference Price, [ ] shares of Common Stock per Forward Purchase Contract,

in each case subject to adjustment as provided in the Forward Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

         No fractional shares of Common Stock will be issued upon settlement of Forward Purchase Contracts, as provided in the Forward Purchase Contract Agreement.

         Each Forward Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Growth PRIDES to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the Forward Purchase Contract Settlement Date.

         The "Closing Price" per share of the Common Stock on any date of determination means the:

                  (1) the closing bid price (or, if no closing price is reported, the last reported bid price) of the Common Stock on the Nasdaq National Market System (the "Nasdaq") on such date;

                  (2) if the Common Stock is not quoted on the Nasdaq on any such date, the closing sales price as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed;

                  (3) if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                  (4) if such bid price is not available, the market value of the Common Stock on such date as of 4:00 p.m. (New York City time) as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "Trading Day" means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Forward Purchase Contract Agreement, the Holder of this Growth PRIDES Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Forward Purchase Contract evidenced hereby by either effecting a Cash Settlement or an Early Settlement of each such Forward Purchase Contract or by applying a principal amount of the pledged Treasury Securities underlying such Holder's Growth PRIDES equal to the Stated Amount of such Forward Purchase Contract to the purchase of the Common Stock. A Holder of Growth PRIDES who does not, (1) on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Forward Purchase Contract Settlement Date, notify the Agent of its intention to effect a Cash Settlement, (2) on or prior to 10:00 a.m. (New York City time) on the second Business Day immediately preceding the Forward Purchase Contract Settlement Date, make an effective Early Settlement or (3) deliver the Purchase Price in cash on the Business Day immediately preceding the Forward Purchase Contract Settlement Date after notifying the Agent of its intention to effect a Cash Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Forward Purchase Contract from the proceeds of the pledged Treasury Securities.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Forward Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         Each Forward Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Growth PRIDES. A Growth PRIDES shall thereafter represent the right to receive the proceeds of the Treasury Security forming a part of such Growth PRIDES, in accordance with the terms of the Forward Purchase Contract Agreement and the Pledge Agreement.

         The Growth PRIDES Certificates are issuable only in registered form and only in denominations of a single Growth PRIDES and any integral multiple thereof. The transfer of any Growth PRIDES Certificate will be registered and Growth PRIDES Certificates may be exchanged as provided in the Forward Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Forward Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Preferred Stock for Treasury Securities, thereby recreating Income PRIDES, shall be responsible for any fees or expenses associated therewith. Except as provided in the Forward Purchase Contract Agreement, for so long as the Forward Purchase Contract underlying a Growth PRIDES remains in effect, such Growth PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Growth PRIDES in respect of the Treasury Security and the Forward Purchase Contract constituting such Growth PRIDES may be transferred and exchanged only as a Growth PRIDES.

         A Holder of Growth PRIDES may recreate Income PRIDES by delivering to the Collateral Agent shares of Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, with an aggregate Liquidation Preference, in the case of such Preferred Stock, or with the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount at maturity of the pledged Treasury Securities in exchange for the release of such pledged Treasury Securities in accordance with the terms of the Forward Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Security shall be referred to as an "Income PRIDES." Any such creation of Income PRIDES may be effected only in integral multiples of 40 Growth PRIDES for 40 Income PRIDES. If the Treasury Portfolio has replaced the Preferred Stock as a component of the Income PRIDES as a result of a Special Event

Redemption a Growth PRIDES Holder may recreate Income PRIDES only in integral multiples of [ ] Growth PRIDES. Such Collateral Substitution may cause the Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Growth PRIDES Certificate shall not exceed $400,000,000.

         A Holder of an Income PRIDES may create a Growth PRIDES in accordance with the terms of the Forward Purchase Contract Agreement and the Pledge Agreement by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount at maturity equal to the aggregate Liquidation Preference of the pledged Preferred Stock or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be. Any such creation of a Growth PRIDES may be effected only in multiples of 40 Income PRIDES for 40 Growth PRIDES. If the Treasury Portfolio has replaced the Preferred Stock as a component of the Income PRIDES as a result of a Special Event Redemption a Holder of Income PRIDES may recreate Growth PRIDES in accordance with the terms of the Forward Purchase Contract Agreement and the Pledge Agreement by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount at maturity equal to the aggregate Liquidation Preference of the pledged Preferred Stock or the appropriate Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Preferred Stock or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be. Any such creation of a Growth PRIDES may be effected only in multiples [ ] Income PRIDES.

         Subject to the next following paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Forward Purchase Contract to the Person in whose name the Growth PRIDES Certificate evidencing such Forward Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Agent in New York City or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

         The Company has the right to defer payment of all or part of the Contract Adjustment Payments in respect of each Forward Purchase Contract until no later than the Forward Purchase Contract Settlement Date. If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment Payments at a rate equal to [ ]% per annum, compounding quarterly, until such deferred installments are paid. In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Forward Purchase Contracts until the Forward Purchase Contract Settlement Date, each Holder will receive on the Forward Purchase Contract Settlement Date the aggregate amount of accrued and unpaid Contract Adjustment Payments. If the Company defers Contract Adjustment Payments until the Forward Purchase Contract Settlement Date, the Company has the right to elect, in lieu of a cash payment, to pay such deferred Contract Adjustment Payment in Common Stock; provided that at such time, if then required under U.S. federal securities laws, there is in effect a registration statement under the Securities Act covering such Common Stock.

         The Forward Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Forward Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Growth PRIDES shall thereafter represent the right to receive distributions on the Treasury Security forming a part of such Growth PRIDES, in accordance with the terms of the Forward Purchase Contract Agreement and the Pledge Agreement.

         Upon the occurrence of a Cash Merger, a Holder of Growth PRIDES may effect Early Settlement of the Forward Purchase Contract underlying such Growth PRIDES pursuant to the terms of Section 5.9 of the Forward Purchase Contract Agreement. In addition, a Holder of Growth PRIDES may effect Early Settlement of the Forward Purchase Contracts underlying such Growth PRIDES pursuant to the terms of Section 5.8 of the Forward Purchase Contract Agreement. Upon Early Settlement of the Forward Purchase Contracts by a Holder of the related Growth PRIDES, the pledged Treasury Securities underlying such Growth PRIDES shall be released from the Pledge as provided in the Pledge Agreement.

         Upon registration of transfer of this Growth PRIDES Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Forward Purchase Contract Agreement) under the terms of the Forward Purchase Contract Agreement, the Pledge Agreement and the Forward Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Forward Purchase Contract Agreement, the Pledge Agreement and the Forward Purchase Contracts evidenced by this Growth PRIDES Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Growth PRIDES Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Forward Purchase Contracts forming part of the Growth PRIDES evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Forward Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Forward Purchase Contracts, consents to the provisions of the Forward Purchase Contract Agreement, authorizes the Agent to enter into and perform the Forward Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Growth PRIDES Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Forward Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the pledged Treasury Securities on the Forward Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Forward Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Forward Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Forward Purchase Contracts.

         The Forward Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         Prior to due presentment of this Certificate for registration or transfer, the Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Growth PRIDES Certificate is registered as the owner of the Growth PRIDES evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments (subject to any applicable Record Date), performance of the Forward Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Forward Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock. A copy of the Forward Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -                                           as tenants in common

UNIF GIFT MIN ACT -                                          Custodian
                                                    ----------------------------
                                                   (cust)               (minor)

         Under Uniform Gifts to Minors Act of

________________________
         (State)

TEN ENT -                                           as tenants by the entireties

JT TEN -                                            as joint tenants with right
                                                    of survivorship and not as
                                                    tenants in common

Additional abbreviations may also be used though not in the above list.

                           ---------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Income PRIDES Certificates and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________
attorney to transfer said Income PRIDES Certificates on the books of Provident Financial Group, Inc. with full power of substitution in the premises.

Dated:
      -------------------------                  ------------------------------
                                                 Signature

                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as it appears upon the face of
                                           the within Income PRIDES Certificates
                                           in every particular, without
                                           alteration or enlargement or any
                                           change whatsoever.

Signature Guarantee:
                     ---------------------------

                             SETTLEMENT INSTRUCTIONS


         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Forward Purchase Contract Settlement Date of the Forward Purchase Contracts underlying the number of Income PRIDES evidenced by this Income PRIDES Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:_________________                           ______________________________
                                                  Signature
                                                  Signature Guarantee:__________

If shares are to be registered
in the name of and delivered to             REGISTERED HOLDER
a Person other than the Holder,
please print such Person's                  Please print name and address of
name and address:                           Registered Holder


----------------------------                ------------------------------------
Name                                              Name

Address                                           Address

----------------------------                ------------------------------------

----------------------------                ------------------------------------

----------------------------                ------------------------------------


Social Security or other
Taxpayer Identification
Number, if any                              ____________________________________

                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Growth PRIDES Certificate hereby irrevocably exercises the option to effect Early Settlement [following a Cash Merger] in accordance with the terms of the Forward Purchase Contract Agreement with respect to the Forward Purchase Contracts underlying the number of Growth PRIDES evidenced by this Growth PRIDES Certificate specified below. The undersigned Holder directs that a certificate for Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Growth PRIDES Certificate representing any Growth PRIDES evidenced hereby as to which Early Settlement of the related Forward Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:______________________                      ______________________________
                                                  Signature

                                                  Signature Guarantee: _________
                                                  Dated:

Number of Securities evidenced hereby as to which Early Settlement of the related Forward Purchase Contracts is being elected:


If Common Stock or Growth                      REGISTERED HOLDER
PRIDES Certificates are to be registered
in the name of and delivered to and pledged
Treasury Securities are to be transferred      Please print name and address of
to a Person other than the Holder, please      Registered Holder:
print such Person's name and address:

_____________________________                  _________________________________
Name                                           Name
Address                                        Address

_____________________________                  _________________________________
_____________________________                  _________________________________
_____________________________                  _________________________________

Social Security or other Taxpayer Identification Number, if any ________________


Transfer Instructions for Pledged Treasury Securities transferable upon Early Settlement or a Termination Event:

________________________________________________________________________________

                                                                       EXHIBIT C

                 INSTRUCTION TO FORWARD PURCHASE CONTRACT AGENT

J.P. Morgan Trust Company, National Association
Chase Financial Tower
Suite 220
250 West Huron Road
Cleveland, Ohio 44113
Attention: Institutional Trust Services


Re: PRIDES of Provident Financial Group, Inc. (the "Company")


         The undersigned Beneficial Owner hereby notifies you that it has delivered to J.P. Morgan Trust Company, National Association, as Collateral Agent, [$ ___________ aggregate Liquidation Preference of Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be] [$_______ aggregate principal amount of Treasury Securities] in exchange for an equal Value of [Pledged Preferred Stock] [or the Pledged Applicable Ownership Interest of the Treasury Portfolio, as the case may be] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with the Pledge Agreement, dated June 12, 2002 (the "Pledge Agreement"), between you, as Forward Purchase Contract Agent and Collateral Agent, and the Company. The undersigned Beneficial Owner has paid the Collateral Agent all applicable fees and expenses relating to such exchange and has provided all other documents or information required by the Collateral Agent in connection with such exchange. The undersigned Beneficial Owner hereby instructs you, as Forward Purchase Contract Agent to instruct the Collateral Agent to release to you on behalf of the undersigned Beneficial Owner the [Pledged Preferred Stock][Pledged Applicable Ownership Interests][Pledged Treasury Securities] related to such [Income PRIDES] [Growth PRIDES]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date:____________________                   By:_________________________________

                                            Signature Guarantee:________________
                                            Dated:
Please print name and address of Registered Beneficial Owner:

_________________________                   ____________________________________
Name                                        Social Security or other Taxpayer
                                            Identification Number, if any

Address

_________________________
_________________________
_________________________

                                                                       EXHIBIT D


                INSTRUCTION FROM FORWARD PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT

J.P. Morgan Trust Company, National Association
Chase Financial Tower
Suite 220
250 West Huron Road
Cleveland, Ohio 44113
Attention: Institutional Trust Services

Re: PRIDES of Provident Financial Group, Inc. (the "Company")


         We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of June 12, 2002, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Forward Purchase Contract Agent and as attorney-in-fact for the holders of [Income PRIDES] [Growth PRIDES] from time to time, that the holder of the Securities listed below (the "Holder") has elected to substitute [$_______ aggregate Liquidation Preference of Preferred Stock or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be] [$_____ aggregate principal amount of Treasury Securities] in exchange for an equal Value of [Pledged Preferred Stock] [Pledged Applicable Ownership Interests of the Treasury Portfolio] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [the Preferred Stock] [the Applicable Ownership Interest of the Treasury Portfolio] [the Treasury Securities] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Preferred Stock] [Pledged Applicable Ownership Interests] [Pledged Treasury Securities] and upon the payment by such Holder of any applicable fees and expenses, to release the [Preferred Stock] [Applicable Ownership Interest of the Treasury Portfolio] [Treasury Securities] related to such [Income PRIDES] [Growth PRIDES] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:____________________                          By:__________________________
                                                      Name:
                                                      Title:
                                                   Signature Guarantee:_________
                                                   Dated:

Please print name and address of Registered Holder electing to substitute [Preferred Stock] [the Applicable Ownership Interest of the Treasury Portfolio] [Treasury Securities] for the [Pledged Preferred Stock] [Pledged Applicable Ownership Interest][Pledged Treasury Securities]:
-----------------------------                 ---------------------------------
Name                                          Social Security or other Taxpayer
                                              Identification Number, if any
Address
____________________________
____________________________

                                                                       EXHIBIT E


                        NOTICE TO SETTLE BY SEPARATE CASH

J.P. Morgan Trust Company, National Association
Chase Financial Tower
Suite 220
250 West Huron Road
Cleveland, Ohio 44113
Attention: Institutional Trust Services


Re: PRIDES of Provident Financial Group, Inc. (the "Company")


         The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.3 of the Forward Purchase Contract Agreement dated as of June 12, 2002 among the Company, PFGI Capital Corporation (the "REIT") and yourselves, as Forward Purchase Contract Agent and as attorney-in- fact for the Holders of the Forward Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Forward Purchase Contract Settlement Date, (in lawful money of the United States by certified or cashiers check or wire transfer, in each case in immediately available funds), $_________ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Forward Purchase Contract on the Forward Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders election to make such cash settlement with respect to the Forward Purchase Contracts related to such Holder's [Income PRIDES] [Growth PRIDES].


Date:____________________                     By:_______________________________

                                              Signature Guarantee:______________

Dated:


Please print name and address of Registered Holder:



                                               --------------------------------
Name                                           Social Security or other Taxpayer
                                               Identification Number, if any


Address
_________________________
_________________________
_________________________

                                                                       EXHIBIT F

             NOTICE FROM FORWARD PURCHASE CONTRACT AGENT TO HOLDERS (Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

______________________________
Attention:
Telecopy:  __________

Re: [__________ Income PRIDES] [______ Growth PRIDES] of Provident Financial Group Inc. (the "Company")

         Please refer to the Forward Purchase Contract Agreement, dated as of June 12, 2002 (the "Forward Purchase Contract Agreement") between the Company, PFGI Capital Corporation, The Provident Bank and the undersigned, as Forward Purchase Contract Agent and as attorney-in-fact for the holders of Income PRIDES and Growth PRIDES from time to time.

         We hereby notify you that a Termination Event has occurred and that [the Preferred Stock] [the Applicable Ownership Interests of the Treasury Portfolio] [the Treasury Securities] underlying your ownership interest in _____ [Income PRIDES] [Growth PRIDES] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Preferred Stock][Treasury Securities] (the "Released Securities").

         Pursuant to Section 3.15 of the Forward Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Income PRIDES][Growth PRIDES] effected through book-entry or by delivery to us of your [Income PRIDES Certificate][Growth PRIDES Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Income PRIDES][Growth PRIDES] are transferred or your [Income PRIDES Certificate] [Growth PRIDES Certificate] is surrendered or satisfactory evidence is provided that such [Income PRIDES Certificate][Growth PRIDES Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Date: By: J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Forward Purchase Contract Agent

                                    By :
                                         --------------------------------------
                                          Name:
                                          Title:    Authorized Signatory

                                      F-1